SECOND FURTHER AMENDED AND RESTATED DEPOSIT AGREEMENT

SECOND FURTHER AMENDED AND RESTATED DEPOSIT AGREEMENT, dated as of April 1, 2025, by and among (i) SONY GROUP CORPORATION, a company organized under the laws of Japan, and its successors (the "Company"), (ii) JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States of America ("JPMorgan" or "JPMorgan Chase Bank, N.A.") acting in its capacity as depositary, and any successor depositary hereunder (JPMorgan in such capacity, the "Depositary"), and (iii) all Holders and Beneficial Owners of American Depositary Shares issued hereunder (all such capitalized terms as hereinafter defined).

WITNESSETH THAT:

WHEREAS, the Company and Citibank, N.A. (the "Prior Depositary") previously entered into an Amended and Restated Deposit Agreement dated as of October 15, 2014 (as amended, the "Prior Deposit Agreement");

WHEREAS, pursuant to the terms of the Prior Deposit Agreement, the Company has removed Citibank, N.A. as depositary and has appointed JPMorgan Chase Bank, N.A. as successor depositary thereunder;

WHEREAS, the Company desires to amend and restate the Prior Deposit Agreement and to transfer to the Depositary the ADR (as hereinafter defined) facility currently existing under the Prior Deposit Agreement;

WHEREAS, the Company desires to amend and restate the Prior Deposit Agreement and establish with the Depositary an ADR facility to provide inter alia for the deposit of the Shares (as hereinafter defined) and the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts (as hereinafter defined) evidencing such American Depositary Shares;

WHEREAS, the Depositary is willing to act as the Depositary for such ADR facility upon the terms set forth in the Deposit Agreement (as hereinafter defined);

WHEREAS, any American Depositary Receipts issued pursuant to the terms of the Deposit Agreement are to be substantially in the form of Exhibit A attached hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in the Deposit Agreement; and

WHEREAS, the Shares are listed on the Tokyo Stock Exchange and American Depositary Shares to be issued pursuant to the terms of the Deposit Agreement are to be listed for trading on The New York Stock Exchange.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

All capitalized terms used, but not otherwise defined, herein shall have the meanings set forth below, unless otherwise clearly indicated:

Section 1.1 "ADS Record Date" shall have the meaning given to such term in Section 4.9.

Section 1.2 "Affiliate" shall have the meaning assigned to such term by the Commission (as hereinafter defined) under Regulation C promulgated under the Securities Act (as hereinafter defined), or under any successor regulation thereto.

Section 1.3 "Articles of Incorporation" shall mean the Amended Articles of Incorporation of the Company, as may be further amended from time to time.

Section 1.4 "American Depositary Receipt(s)", "ADR(s)" and "Receipt(s)" shall mean the certificate(s) issued by the Depositary to evidence the American Depositary Shares issued under the terms of the Deposit Agreement in the form of Certificated ADS(s) (as hereinafter defined), as such ADRs may be amended from time to time in accordance with the provisions of the Deposit Agreement. An ADR may evidence any number of ADSs and may, in the case of ADSs held through a central depository such as DTC, be in the form of a "Balance Certificate." Notwithstanding anything else contained herein or therein, the American depositary receipts issued and outstanding under the terms of the Prior Deposit Agreement shall, from and after the date hereof, be treated as ADRs issued hereunder and shall, from and after the date hereof, be subject to the terms hereof in all respects.

Section 1.5 "American Depositary Share(s)" and "ADS(s)" shall mean the rights and interests in the Deposited Property (as hereinafter defined) granted to the Holders and Beneficial Owners pursuant to the terms and conditions of the Deposit Agreement and, if issued as Certificated ADS(s) (as hereinafter defined), the ADR(s) issued to evidence such ADSs. ADS(s) may be issued under the terms of the Deposit Agreement in the form of (a) Certificated ADS(s) (as hereinafter defined), in which case the ADS(s) are evidenced by ADR(s), or (b) Uncertificated ADS(s) (as hereinafter defined), in which case the ADS(s) are not evidenced by ADR(s) but are reflected on the direct registration system maintained by the Depositary for such purposes under the terms of Section 2.13. Unless otherwise specified in the Deposit Agreement or in any ADR, or unless the context otherwise requires, any reference to ADS(s) shall include Certificated ADS(s) and Uncertificated ADS(s), individually or collectively, as the context may require. Each ADS shall represent the right to receive, and to exercise the beneficial ownership interests in, the number of Shares specified in the form of ADR attached hereto as Exhibit A (as amended from time to time) that are on deposit with the Depositary and/or the Custodian, subject, in each case, to the terms and conditions of the Deposit Agreement and the applicable ADR (if issued as a Certificated ADS), until there shall occur a distribution upon Deposited Securities referred to in Section 4.2 or a change in Deposited Securities referred to in Section 4.11 with respect to which additional ADSs are not issued, and thereafter each ADS shall represent the right to receive, and to exercise the beneficial ownership interests in, the applicable Deposited Property on deposit with the Depositary and the Custodian determined in accordance with the terms of such Sections, subject, in each case, to the terms and conditions of the Deposit Agreement and the applicable ADR (if issued as a Certificated ADS). American depositary shares outstanding under the Prior Deposit Agreement as of the date hereof shall, from and after the date hereof, for all purposes be treated as American Depositary Shares issued and outstanding hereunder and shall, from and after the date hereof, be subject to the terms and conditions of the Deposit Agreement in all respects, except that any amendment of the Prior Deposit Agreement effected under the terms of the Deposit Agreement which prejudices any substantial existing right of "Holders" (as defined in the Prior Deposit Agreement) shall not become effective as to "Holders" and beneficial owners of American depositary shares until the expiration of thirty (30) days after notice of the amendments effected by the Deposit Agreement shall have been given to the "Holders" of American depositary shares outstanding under the Prior Deposit Agreement as of the date hereof. In addition, the ADS(s)-to-Share(s) ratio is subject to amendment as provided in Articles IV and VI of the Deposit Agreement (which may give rise to Depositary fees).

Section 1.6 "Beneficial Owner" shall mean, as to any ADS, any person or entity having a beneficial interest deriving from the ownership of such ADS. Notwithstanding anything else contained in the Deposit Agreement, any ADR(s) or any other instruments or agreements relating to the ADSs and the corresponding Deposited Property, the Depositary, the Custodian and their respective nominees are intended to be, and shall at all times during the term of the Deposit Agreement be, the record holders only of the Deposited Property represented by the ADSs for the benefit of the Holders and Beneficial Owners of the corresponding ADSs. The Depositary, on its own behalf and on behalf of the Custodian and their respective nominees, disclaims any beneficial ownership interest in the Deposited Property held on behalf of the Holders and Beneficial Owners of ADSs. The beneficial ownership interests in the Deposited Property are intended to be, and shall at all times during the term of the Deposit Agreement continue to be, vested in the Beneficial Owners of the ADSs representing the Deposited Property. The beneficial ownership interests in the Deposited Property shall, unless otherwise agreed by the Depositary, be exercisable by the Beneficial Owners of the ADSs only through the Holders of such ADSs, by the Holders of the ADSs (on behalf of the applicable Beneficial Owners) only through the Depositary, and by the Depositary (on behalf of the Holders and Beneficial Owners of the corresponding ADSs) directly, or indirectly through the Custodian or their respective nominees, in each case upon the terms of the Deposit Agreement and, if applicable, the terms of the ADR(s) evidencing the ADSs. A Beneficial Owner of ADSs may or may not be the Holder of such ADSs. A Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the person who is the Holder of the ADSs owned by such Beneficial Owner. Unless otherwise identified to the Depositary, a Holder shall be deemed to be the Beneficial Owner of all the ADSs registered in his/her/its name. The manner in which a Beneficial Owner holds ADSs (e.g., in a brokerage account versus as registered holder) may affect the rights and obligations of, the manner in which, and the extent to which, services are made available to, Beneficial Owners pursuant to the terms of the Deposit Agreement. Persons who own beneficial interests in the ADSs issued under the terms of the Prior Deposit Agreement shall, from and after the date hereof, be treated as Beneficial Owner(s) of ADSs under the terms hereof.

Section 1.7 "Certificated ADS(s)" shall have the meaning set forth in Section 2.13.

Section 1.8 "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency thereto in the United States.

Section 1.9 "Company" shall mean Sony Group Corporation, a company incorporated and existing under the laws of Japan, and its successors.

Section 1.10 "Custodian" shall mean, as of the date of this Deposit Agreement (defined below), MUFG Bank, Ltd., currently having its principal office at 1-4-5, Marunouchi, Chiyoda-ku, Tokyo 100-0005, Japan, as the custodian of Deposited Property for the purposes of the Deposit Agreement and any other entity that may be appointed by the Depositary pursuant to the terms of Section 5.5 as successor, substitute or additional custodian hereunder. The term "Custodian" shall mean any Custodian individually or all Custodians collectively, as the context requires.

Section 1.11 "Deliver" and "Delivery" shall mean (x) when used in respect of Shares and other Deposited Securities, either (i) the physical delivery of the certificate(s) representing such securities, or (ii) the book-entry transfer and recordation of such securities on the books of the Share Registrar (as hereinafter defined) or in the book-entry settlement of JASDEC, and (y) when used in respect of ADSs, either (i) the physical delivery of ADR(s) evidencing the ADSs, or (ii) the book-entry transfer and recordation of ADSs on the books of the Depositary or any book-entry settlement system in which the ADSs are settlement-eligible.

Section 1.12 "Deposit Agreement" shall mean this Second Further Amended and Restated Deposit Agreement and all exhibits hereto, as the same may from time to time be amended and supplemented from time to time in accordance with the terms of the Deposit Agreement.

Section 1.13 "Depositary" shall mean JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States, in its capacity as depositary under the terms of the Deposit Agreement, and any successor depositary hereunder.

Section 1.14 "Deposited Property" shall mean the Deposited Securities and any cash and other property held on deposit by the Depositary and the Custodian in respect of the ADSs under the terms of the Deposit Agreement, subject, in the case of cash, to the provisions of Section 4.8. All Deposited Property shall be held by the Custodian, the Depositary and their respective nominees for the benefit of the Holders and Beneficial Owners of the ADSs representing the Deposited Property. The Deposited Property is not intended to, and shall not, constitute proprietary assets of the Depositary, the Custodian or their nominees. Beneficial ownership in the Deposited Property is intended to be, and shall at all times during the term of the Deposit Agreement continue to be, vested in the Beneficial Owners of the ADSs representing the Deposited Property.

Section 1.15 "Deposited Securities" shall mean the Shares and any other securities held on deposit by the Custodian from time to time in respect of the ADSs under the Deposit Agreement and constituting Deposited Property.

Section 1.16 "Dollars" and "$" shall refer to the lawful currency of the United States.

Section 1.17 "DTC" shall mean The Depository Trust Company, a national clearinghouse and the central book-entry settlement system for securities traded in the United States and, as such, the custodian for the securities of DTC Participants (as hereinafter defined) maintained in DTC, and any successor thereto.

Section 1.18 "DTC Participant" shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC. A DTC Participant may or may not be a Beneficial Owner. If a DTC Participant is not the Beneficial Owner of the ADSs credited to its account at DTC, or of the ADSs in respect of which the DTC Participant is otherwise acting, such DTC Participant shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owner(s) of the ADSs credited to its account at DTC or in respect of which the DTC Participant is so acting. A DTC Participant, upon acceptance in any one of its DTC accounts of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, shall (notwithstanding any explicit or implicit disclosure that it may be acting on behalf of another party) be deemed for all purposes to be a party to, and bound by, the terms of the Deposit Agreement and the applicable ADR(s) to the same extent as, and as if the DTC Participant were, the Holder of such ADSs.

Section 1.19 "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended from time to time.

Section 1.20 "Foreign Currency" shall mean any currency other than Dollars.

Section 1.21 "Full Entitlement ADR(s)", "Full Entitlement ADS(s)" and "Full Entitlement Share(s)" shall have the respective meanings set forth in Section 2.12.

Section 1.22 "Holder(s)" shall mean the person(s) in whose name the ADSs are registered on the books of the Depositary (or the Registrar, if any) maintained for such purpose. A Holder may or may not be a Beneficial Owner. If a Holder is not the Beneficial Owner of the ADS(s) registered in its name, such person shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owners of the ADSs registered in its name. The manner in which a Holder holds ADSs (e.g., in certificated versus uncertificated form) may affect the rights and obligations of, and the manner in which, and the extent to which, the services are made available to, Holders pursuant to the terms of the Deposit Agreement. The "Holders" (as defined in the Prior Deposit Agreement) of American depositary shares issued under the terms of the Prior Deposit Agreement and outstanding as of the date hereof shall from and after the date hereof, become Holders under the terms of the Deposit Agreement.

Section 1.23 "Investment Company Act" shall mean the United States Investment Company Act of 1940, as amended from time to time.

Section 1.24 "JASDEC" shall mean Japan Securities Depository Center, Inc., which provides the book-entry settlement system for equity securities in Japan, or any successor entity thereto.

Section 1.25 "Partial Entitlement ADR(s)", "Partial Entitlement ADS(s)" and "Partial Entitlement Share(s)" shall have the respective meanings set forth in Section 2.12.

Section 1.26 "Principal Office" shall mean, when used with respect to the Depositary, the principal office of the Depositary at which at any particular time its depositary receipts business shall be primarily administered, which, at the date of the Deposit Agreement, is located at 383 Madison Avenue, Floor 11, New York, New York 10179, U.S.A.

Section 1.27 "Prior Deposit Agreement" shall have the meaning given to such term in the preamble to the Deposit Agreement.

Section 1.28 "Prior Depositary" shall have the meaning given to such term in the preambles to the Deposit Agreement.

Section 1.29 "Registrar" shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register issuances, transfers and cancellations of ADSs as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes in accordance with Section 5.1 of the Deposit Agreement. Registrars (other than the Depositary) may be removed and substitutes appointed by the Depositary. Each Registrar (other than the Depositary) appointed pursuant to the Deposit Agreement shall be required to give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of the Deposit Agreement.

Section 1.30 "Restricted ADR(s)", "Restricted ADS(s)" and "Restricted Shares" shall have the respective meanings set forth in Section 2.14.

Section 1.31 "Restricted Securities" shall mean Shares, Deposited Securities or ADSs that (i) have been acquired directly or indirectly from the Company or any of its Affiliates in a transaction or chain of transactions not involving any public offering and are subject to resale limitations under the Securities Act (as hereinafter defined) or the rules issued thereunder, or (ii) are held by an executive officer or director (or persons performing similar functions) of the Company or a subsidiary of the Company, or other Affiliate of the Company, or (iii) are subject to other restrictions on sale or deposit under the laws of the United States, Japan, or under a shareholder agreement or the Articles of Incorporation of the Company or under the regulations of an applicable securities exchange unless, in each case, such Shares, Deposited Securities or ADSs are being transferred or sold to persons other than an Affiliate of the Company in a transaction (a) covered by an effective resale registration statement, or (b) exempt from the registration requirements of the Securities Act (as hereinafter defined), and the Shares, Deposited Securities or ADSs are not, when held by such person(s), Restricted Securities.

Section 1.32 "Securities Act" shall mean the United States Securities Act of 1933, as amended from time to time.

Section 1.33 "Share Registrar" shall mean Mitsubishi UFJ Trust and Banking Corporation or any other institution organized under the laws of Japan appointed by the Company from time to time to carry out the duties of registrar for the Shares, and any successor thereto.

Section 1.34 "Shares" shall mean the Company's shares of common stock, with no par value, validly issued and outstanding and fully paid and may, if the Depositary so agrees after consultation with the Company, include evidence of the right to receive Shares; provided that in no event shall Shares include evidence of the right to receive Shares with respect to which the full purchase price has not been paid or Shares as to which preemptive rights have theretofore not been validly waived or exercised; provided further, however, that, if there shall occur any change in par value, split-up, consolidation, reclassification, exchange, conversion or any other event described in Section 4.11 in respect of the Shares of the Company, the term "Shares" shall thereafter, to the maximum extent permitted by law, represent, or include, as the case may be, the successor securities resulting from such event.

Section 1.35 "Termination Date" shall have the meaning set forth in Section 6.2.

Section 1.36 "Uncertificated ADS(s)" shall have the meaning set forth in Section 2.13.

Section 1.37 "United States" and “U.S." shall have the meaning assigned to it in Regulation S as promulgated by the Commission under the Securities Act.

Section 1.38 "Unit" means 100 Shares or such other number of Shares as the Articles of Incorporation of the Company may provide as a "Unit of Shares" for the purpose of the Companies Act of Japan. The Company agrees that it shall give notice to Holders of ADRs of any amendment to its Articles of Incorporation changing the number of Shares previously designated as a Unit as soon as practicable but no later than two weeks after the effective date of such change in Unit.

Section 1.39 "Yen" and "¥" shall refer to the lawful currency of Japan.

ARTICLE II

APPOINTMENT OF DEPOSITARY; FORM OF RECEIPTS;

DEPOSIT OF SHARES; EXECUTION AND

DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

Section 2.1 Appointment of Depositary. The Company hereby appoints the Depositary as depositary for the Deposited Property and hereby authorizes and directs the Depositary to act in accordance with the terms and conditions set forth in the Deposit Agreement and the applicable ADRs. Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement or by continuing to hold, from and after the date hereof any American depositary shares issued and outstanding under the Prior Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and the applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Section 2.2 Form and Transferability of ADSs.

(a)  Form.  Certificated ADSs shall be evidenced by definitive ADRs which shall be engraved, printed, lithographed or produced in such other manner as may be agreed upon by the Company and the Depositary. ADRs may be issued under the Deposit Agreement in denominations of any whole number of ADSs. The ADRs shall be substantially in the form set forth in Exhibit A to the Deposit Agreement, with any appropriate insertions, modifications and omissions, in each case as otherwise contemplated in the Deposit Agreement or required by law. ADRs shall be (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADSs. No ADR and no Certificated ADS evidenced thereby shall be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless such ADR shall have been so dated, signed, countersigned and registered (other than an American depositary receipt issued and outstanding as of the date hereof under the terms of the Prior Deposit Agreement which from and after the date hereof becomes subject to the terms of the Deposit Agreement in all respects). ADRs bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly-authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the Delivery of such ADR by the Depositary. The ADRs shall bear a CUSIP number that is different from any CUSIP number that was, is or may be assigned to any depositary receipts previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company and which are not ADRs outstanding hereunder.

(b)  Legends. The ADRs may be endorsed with, or have incorporated in the text thereof, such legends or recitals not inconsistent with the provisions of the Deposit Agreement as may be (i) necessary to enable the Depositary and the Company to perform their respective obligations hereunder, (ii) required to comply with any applicable laws or regulations, with the rules and regulations of any securities exchange or market upon which ADSs may be traded, listed or quoted or with applicable provisions of the Company's Articles of Incorporation, or to conform with any usage with respect thereto, (iii) necessary to indicate any special limitations or restrictions to which any particular ADRs or ADSs are subject by reason of the date of issuance of the Deposited Securities or otherwise, or (iv) required by any book-entry system in which the ADSs are held. Holders and Beneficial Owners shall be deemed, for all purposes, to have notice of, and to be bound by, the terms and conditions of the legends set forth, in the case of Holders, on the ADR registered in the name of the applicable Holders or, in the case of Beneficial Owners, on the ADR representing the ADSs owned by such Beneficial Owners.

(c)  Title. Subject to the limitations contained herein and in the ADR, title to an ADR (and to each Certificated ADS evidenced thereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, such ADR has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of an ADS (that is, the person in whose name an ADS is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Deposit Agreement or any ADR to any holder or any Beneficial Owner unless, in the case of a holder of ADSs, such holder is the Holder registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner, or the Beneficial Owner's representative, is the Holder registered on the books of the Depositary.

(d)  Book-Entry Systems. The Depositary shall make arrangements for the acceptance of the ADSs into DTC. All ADSs held through DTC will be registered in the name of the nominee for DTC (currently "Cede & Co."). As such, the nominee for DTC will be the only "Holder" of all ADSs held through DTC. Unless issued by the Depositary as Uncertificated ADSs, the ADSs registered in the name of Cede & Co. will be evidenced by one or more ADR(s) in the form of a "Balance Certificate," which will provide that it represents the aggregate number of ADSs from time to time indicated in the records of the Depositary as being issued hereunder and that the aggregate number of ADSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided. The Depositary or its agent (or such other entity as is appointed by DTC or its nominee) may hold the "Balance Certificate" as custodian for DTC. Each Beneficial Owner of ADSs held through DTC must rely upon the procedures of DTC and the DTC Participants to exercise or be entitled to any rights attributable to such ADSs. The DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the ADSs held in the DTC Participants' respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants. So long as ADSs are held through DTC or unless otherwise required by law, ownership of beneficial interests in the ADSs registered in the name of the nominee for DTC will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC or its nominee (with respect to the interests of DTC Participants), or (ii) DTC Participants or their nominees (with respect to the interests of clients of DTC Participants). Any distributions made, and any notices given, by the Depositary to DTC under the terms of the Deposit Agreement shall (unless otherwise specified by the Depositary) satisfy the Depositary's obligations under the Deposit Agreement to make such distributions, and give such notices, in respect of the ADSs held in DTC (including, for avoidance of doubt, to the DTC Participants holding the ADSs in their DTC accounts and to the Beneficial Owners of such ADSs).

Section 2.3 Deposit of Shares. Subject to the terms and conditions of the Deposit Agreement and applicable law, Shares or evidence of rights to receive Shares (other than Restricted Securities) may be deposited by any person (including the Depositary in its individual capacity but subject, however, in the case of the Company or any Affiliate of the Company, to Section 5.7) at any time, whether or not the transfer books of the Company or the Share Registrar, if any, are closed, by Delivery of the Shares to the Custodian. Every deposit of Shares shall be accompanied by the following:

(A) (i) in the case of Shares represented by certificates issued in registered form, appropriate instruments of transfer or endorsement, in a form satisfactory to the Custodian, (ii) in the case of Shares represented by certificates in bearer form, the requisite coupons and talons pertaining thereto, and (iii) in the case of Shares delivered by book-entry transfer and recordation, confirmation of such book-entry transfer and recordation in the books of the Share Registrar or of JASDEC, as applicable, to the Custodian or that irrevocable instructions have been given to cause such Shares to be so transferred and recorded;

(B) such certifications and payments (including, without limitation, the Depositary's fees and related charges) and evidence of such payments (including, without limitation, stamping or otherwise marking such Shares by way of receipt) as may be required by the Depositary or the Custodian in accordance with the provisions of the Deposit Agreement and applicable law;

(C) if the Depositary so requires, a written order directing the Depositary to issue and deliver to, or upon the written order of, the person(s) stated in such order the number of ADSs representing the Shares so deposited;

(D) if the Depositary so requires, evidence satisfactory to the Depositary (which may be an opinion of counsel) that all necessary approvals have been granted by, or there has been compliance with the rules and regulations of, any applicable governmental agency in Japan; and

(E) if the Depositary so requires, (i) an agreement, assignment or instrument satisfactory to the Depositary or the Custodian which provides for the prompt transfer by any person in whose name the Shares are or have been recorded to the Custodian of any distribution, or right to subscribe for additional Shares or to receive other property in respect of any such deposited Shares or, in lieu thereof, such indemnity or other agreement as shall be satisfactory to the Depositary or the Custodian and (ii) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to exercise voting rights in respect of the Shares for any and all purposes until the Shares so deposited are registered in the name of the Depositary, the Custodian or any nominee.

Without limiting any other provision of the Deposit Agreement, the Depositary shall instruct the Custodian not to, and the Depositary shall not knowingly, accept for deposit (a) any Restricted Securities (except as contemplated by Section 2.14) nor (b) any fractional Shares or fractional Deposited Securities nor (c) a number of Shares or Deposited Securities which upon application of the ADS(s)-to-Share(s) ratio would give rise to fractional ADSs. No Shares shall be accepted for deposit unless accompanied by evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary or the Custodian that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of Japan and any necessary approval has been granted by any applicable governmental body in Japan, if any. The Depositary may issue ADSs against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished by the Company or any such custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.

Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement (A) any Shares or other securities required to be registered under the provisions of the Securities Act, unless (i) a registration statement is in effect as to such Shares or other securities or (ii) the deposit is made upon terms contemplated in Section 2.14, or (B) any Shares or other securities the deposit of which would violate any provisions of the Articles of Incorporation of the Company. For purposes of the foregoing sentence, the Depositary shall be entitled to rely upon representations and warranties made or deemed made pursuant to the Deposit Agreement and shall not be required to make any further investigation. The Depositary will comply with written instructions of the Company (received by the Depositary reasonably in advance) not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws of the United States.

Section 2.4 Registration and Safekeeping of Deposited Securities. The Depositary shall instruct the Custodian upon each Delivery of Shares being deposited hereunder with the Custodian (or other Deposited Securities pursuant to Article IV hereof), together with the other documents above specified, to present such Shares, together with the appropriate instrument(s) of transfer or endorsement, duly stamped, to the Share Registrar for transfer and registration of the Shares (as soon as transfer and registration can be accomplished and at the expense of the person for whom the deposit is made) in the name of the Depositary, the Custodian or a nominee of either. Deposited Securities shall be held by the Depositary, or by a Custodian for the account and to the order of the Depositary or a nominee of the Depositary, in each case, on behalf of the Holders and Beneficial Owners, at such place(s) as the Depositary or the Custodian shall determine. Notwithstanding anything else contained in the Deposit Agreement, any ADR(s), or any other instruments or agreements relating to the ADSs and the corresponding Deposited Property, the registration of the Deposited Securities in the name of the Depositary, the Custodian or any of their respective nominees, shall, to the maximum extent permitted by applicable law, vest in the Depositary, the Custodian or the applicable nominee the record ownership in the applicable Deposited Securities with the beneficial ownership rights and interests in such Deposited Securities being at all times vested with the Beneficial Owners of the ADSs representing the Deposited Securities. Notwithstanding the foregoing, the Depositary, the Custodian and the applicable nominee shall at all times be entitled to exercise the beneficial ownership rights in all Deposited Property, in each case only on behalf of the Holders and Beneficial Owners of the ADSs representing the Deposited Property, upon the terms set forth in the Deposit Agreement and, if applicable, the ADR(s) representing the ADSs. The Depositary, the Custodian and their respective nominees shall for all purposes be deemed to have all requisite power and authority to act in respect of Deposited Property on behalf of the Holders and Beneficial Owners of ADSs representing the Deposited Property, and upon making payments to, or acting upon instructions from, or information provided by, the Depositary, the Custodian or their respective nominees all persons shall be authorized to rely upon such power and authority.

Section 2.5 Issuance of ADSs. The Depositary has made arrangements with the Custodian for the Custodian to confirm to the Depositary upon receipt of a deposit of Shares (i) that a deposit of Shares has been made pursuant to Section 2.3, (ii) that such Deposited Securities have been recorded in the name of the Depositary, the Custodian or a nominee of either on the shareholders' register maintained by or on behalf of the Company by the Share Registrar or on the books of JASDEC, (iii) that all required documents have been received, and (iv) the person(s) to whom or upon whose order ADSs are deliverable in respect thereof and the number of ADSs to be so delivered. Such notification may be made by letter, first class airmail postage prepaid, or by SWIFT, facsimile transmission or any other method of communication as may be agreed by the Custodian and the Depositary. Upon receiving such notice from the Custodian, the Depositary, subject to the terms and conditions of the Deposit Agreement and applicable law, shall issue the ADSs representing the Shares so deposited to or upon the order of the person(s) named in the notice delivered to the Depositary and, if applicable, shall execute and deliver at its Principal Office Receipt(s) registered in the name(s) requested by such person(s) and evidencing the aggregate number of ADSs to which such person(s) is/are entitled, but, in each case, only upon payment to the Depositary of the ADS fees and charges of the Depositary for accepting a deposit of Shares and issuing ADSs (as set forth in Section 5.9 hereof and paragraph (11) of the form of ADR attached as Exhibit A hereto) and all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Shares and the issuance of the ADS(s). Upon receipt of satisfactory instructions from Holders and payment of applicable taxes and the ADS fees and charges of the Depositary for the issuance, cancellation and conversion of ADSs (as set forth in Section 5.9 hereof and paragraph (11) of the form of ADR attached as Exhibit A hereto), the Depositary shall also, subject to the applicable terms and conditions of, and contemplated in, the Deposit Agreement and applicable law, issue new ADSs in connection with the conversion of existing ADSs of one series for ADSs of another series (e.g., in connection with the conversion of Restricted ADSs into freely transferable ADSs and the conversion of Partial Entitlement ADSs into Full Entitlement ADSs), in which case the Depositary shall (i) only issue such number of new ADSs of one series as equals the number of existing ADSs cancelled of the corresponding series, and (ii) only process such ADS conversion to the extent the Depositary has to the extent applicable instructed the Custodian to transfer the corresponding Shares from and into the applicable custody accounts maintained for the applicable ADS series. The Depositary shall only issue ADSs in whole numbers and deliver, if applicable, ADR(s) evidencing whole numbers of ADSs.

Section 2.6 Transfer, Combination and Split-up of ADRs.

(a)  Transfer. The Registrar shall register the transfer of ADRs (and of the ADSs represented thereby) on the books maintained for such purpose and the Depositary shall (x) cancel such ADRs and execute new ADRs evidencing the same aggregate number of ADSs as those evidenced by the ADRs canceled by the Depositary, (y) cause the Registrar to countersign such new ADRs and (z) Deliver such new ADRs to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) the ADRs have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) the surrendered ADRs have been properly endorsed or are accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) the surrendered ADRs have been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 hereof and paragraph (11) of the form of ADR attached as Exhibit A hereto) have been paid, subject, however, in each case, to the terms and conditions of the applicable ADRs, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

(b)  Combination & Split-Up. The Registrar shall register the split-up or combination of ADRs (and of the ADSs represented thereby) on the books maintained for such purpose and the Depositary shall (x) cancel such ADRs and execute new ADRs for the number of ADSs requested, but in the aggregate not exceeding the number of ADSs evidenced by the ADRs canceled by the Depositary, (y) cause the Registrar to countersign such new ADRs and (z) Deliver such new ADRs to or upon the order of the Holder thereof, if each of the following conditions has been satisfied: (i) the ADRs have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination thereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 hereof and paragraph (11) of the form of ADR attached as Exhibit A hereto) have been paid, subject, however, in each case, to the terms and conditions of the applicable ADRs, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

Section 2.7 Surrender of ADSs and Withdrawal of Deposited Securities. The Holder of ADSs shall be entitled to Delivery (at the Custodian's designated office) of the Deposited Securities at the time represented by the ADSs upon satisfaction of each of the following conditions: (i) the Holder (or a duly-authorized attorney of the Holder) has duly Delivered ADSs to the Depositary at its Principal Office (and if applicable, the ADRs evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if applicable and so required by the Depositary, the ADRs Delivered to the Depositary for such purpose have been properly endorsed in blank or are accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 hereof and paragraph (11) of the form of ADR attached as Exhibit A hereto) have been paid, subject, however, in each case, to the terms and conditions of the ADRs evidencing the surrendered ADSs, of the Deposit Agreement, of the Company's Articles of Incorporation and of any applicable laws and the rules of JASDEC, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the ADR(s) evidencing the ADSs so Delivered) in accordance with U.S. market practice, (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver, or cause the Delivery of, in each case, without unreasonable delay, the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of the ADRs evidencing the ADSs so canceled, of the Articles of Incorporation of the Company, of any applicable laws and of the rules of JASDEC, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

The Depositary shall not accept for surrender ADSs representing less than one (1) Share. In the case of Delivery to it of ADSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

Upon receipt of satisfactory instructions from Holders and payment of applicable taxes and the ADS fees and charges of the Depositary for the issuance, cancellation, and conversion of ADSs (as set forth in Section 5.9 hereof and paragraph (11) of the form of ADR attached as Exhibit A hereto), the Depositary shall also, subject to the applicable terms and conditions of, and contemplated in, the Deposit Agreement and applicable law, cancel ADSs in connection with the conversion of ADSs of one series for ADSs of another series (e.g., in connection with the conversion of Restricted ADSs into freely transferable ADSs and the conversion of Partial Entitlement ADSs into Full Entitlement ADSs), in which case, (i) the number of ADSs of one series so cancelled shall equal the number of ADSs issued of the corresponding series, and (ii) the Depositary shall to the extent applicable direct the Custodian to transfer the corresponding Shares from and into the applicable custody accounts maintained for the applicable ADS series.

Notwithstanding anything else contained in any ADR or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of Deposited Property consisting of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any non-cash distributions, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADSs, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any Deposited Property (other than Deposited Securities) held by the Custodian in respect of such ADSs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter, first class airmail postage prepaid, or by SWIFT, facsimile transmission or any other method of communication as may be agreed by the Custodian and the Depositary.

Section 2.8 Limitations on Execution and Delivery, Transfer, etc. of ADSs; Suspension of Delivery, Transfer, etc.

(a)  Additional Requirements. As a condition precedent to the execution and Delivery, the registration of issuance, transfer, split-up, combination or surrender, of any ADS, the delivery of any distribution thereon, or the withdrawal of any Deposited Property, the Depositary or the Custodian and, in the case of withdrawals of any Deposited Property, the Company, may require (i) payment from the depositor of Shares or presenter of ADSs or of an ADR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in Section 5.9 hereof and paragraph (11) of the form of ADR attached as Exhibit A hereto, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated by Section 3.1, and (iii) compliance with (A) any laws or governmental regulations relating to the execution and Delivery of ADRs or ADSs or to the withdrawal of Deposited Securities and (B) such reasonable regulations as the Depositary and, in the case of withdrawals of any Deposited Property, the Company may establish consistent with the provisions of the representative ADR, if applicable, the Deposit Agreement and applicable law.

(b)  Additional Limitations. The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the deposit of particular Shares may be refused, or the registration of transfer of ADSs in particular instances may be refused, or the registration of transfers of ADSs generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Share Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law or regulation, any government or governmental body or commission or any securities exchange on which the ADSs or Shares are listed, or under any provision of the Deposit Agreement or the representative ADR(s), if applicable, or under any provision of, or governing, the Deposited Securities, or because of a meeting of shareholders of the Company or for any other reason, subject, in all cases, to Section 7.8.

(c)  Regulatory Restrictions. Notwithstanding any provision of the Deposit Agreement or any ADR(s) to the contrary, Holders are entitled to surrender outstanding ADSs to withdraw the Deposited Securities associated herewith at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Instruction I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

Section 2.9 Lost ADRs, etc. In case any ADR shall be mutilated, destroyed, lost, or stolen, the Depositary shall execute and deliver a new ADR of like tenor at the expense of the Holder (a) in the case of a mutilated ADR, in exchange of and substitution for such mutilated ADR upon cancellation thereof, or (b) in the case of a destroyed, lost or stolen ADR, in lieu of and in substitution for such destroyed, lost, or stolen ADR, after the Holder thereof (i) has submitted to the Depositary a written request for such exchange and substitution before the Depositary has notice that the ADR has been acquired by a bona fide purchaser, (ii) has provided such security or indemnity (including an indemnity bond) as may be required by the Depositary to save it and any of its agents harmless, and (iii) has satisfied any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction, loss or theft of such ADR, the authenticity thereof and the Holder's ownership thereof.

Section 2.10 Cancellation and Destruction of Surrendered ADRs; Maintenance of Records. All ADRs surrendered to the Depositary shall be canceled by the Depositary. Canceled ADRs shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable against the Depositary or the Company for any purpose. The Depositary is authorized to destroy ADRs so canceled, provided the Depositary maintains a record of all destroyed ADRs. Any ADSs held in book-entry form (i.e., through accounts at DTC) shall be deemed canceled when the Depositary causes the number of ADSs evidenced by the Balance Certificate to be reduced by the number of ADSs surrendered (without the need to physically destroy the Balance Certificate). The Depositary agrees to maintain or cause its agents to maintain records of all ADRs surrendered and Deposited Securities withdrawn in accordance herewith, substitute ADRs delivered under Section 2.9 hereof, and canceled or destroyed ADRs under Section 2.7 hereof, in keeping with the procedures ordinarily followed by stock transfer agents located in the United States or as required by the laws or regulations governing the Depositary. Upon the reasonable request of the Company during such periods as the Depositary maintains or causes its agent to maintain such records, the Depositary shall provide a copy of such records to the Company.

Section 2.11 Escheatment. In the event any unclaimed property relating to the ADSs, for any reason, is in the possession of Depositary and has not been claimed by the Holder thereof or cannot be delivered to the Holder thereof through usual channels, the Depositary shall, upon expiration of any applicable statutory period relating to abandoned property laws, escheat such unclaimed property to the relevant authorities in accordance with the laws of each of the relevant States of the United States.

Section 2.12 Partial Entitlement ADSs. In the event any Shares are deposited that (A) entitle the holders thereof to receive a per-share distribution or other entitlement in an amount different from the Shares then on deposit or (B) are not fully fungible (including, without limitation, as to settlement or trading) with the Shares then on deposit (the Shares then on deposit collectively, "Full Entitlement Shares" and the Shares with different entitlement, "Partial Entitlement Shares"), the Depositary shall (i) cause the Custodian to hold Partial Entitlement Shares separate and distinct from Full Entitlement Shares, and (ii) subject to the terms of the Deposit Agreement, issue ADSs representing Partial Entitlement Shares which are separate and distinct from the ADSs representing Full Entitlement Shares, by means of separate CUSIP numbering and legending (if necessary) and, if applicable, by issuing ADRs evidencing such ADSs with applicable notations thereon ("Partial Entitlement ADSs/ADRs" and "Full Entitlement ADSs/ADRs", respectively). If and when Partial Entitlement Shares become Full Entitlement Shares, the Depositary shall convert the Partial Entitlement ADSs for Full Entitlement ADSs only upon receipt of applicable and satisfactory instructions from Holders (to the extent Holder instructions are deemed necessary and appropriate by the Depositary) and payment of applicable taxes and the ADS fees and charges of the Depositary (as set forth in Section 5.9 hereof and paragraph (11) of the form of ADR attached as Exhibit A hereto) for each of the issuance, cancellation, transfer and conversion processes undertaken in connection with the removal of distinctions between the Partial Entitlement ADRs, the Partial Entitlement ADSs and/or the Partial Entitlement Shares (on the one hand) and the Full Entitlement ADRs, the Full Entitlement ADSs and/or the Full Entitlement Shares (on the other hand), and subject to the applicable terms and conditions of, and contemplated in, the Deposit Agreement and applicable law, by (a) giving notice thereof to Holders of Partial Entitlement ADSs and giving Holders of Partial Entitlement ADRs the opportunity to exchange such Partial Entitlement ADRs for Full Entitlement ADRs, (b) causing the Custodian to transfer the Partial Entitlement Shares into the account of the Full Entitlement Shares, and (c) taking such actions as are necessary to convert the Partial Entitlement ADRs and ADSs, for the corresponding Full Entitlement ADRs and ADSs on the other, in which case, the number of Full Entitlement ADSs issued shall equal the number of Partial Entitlement ADSs cancelled. Holders and Beneficial Owners of Partial Entitlement ADSs shall only be entitled to the entitlements of Partial Entitlement Shares. Holders and Beneficial Owners of Full Entitlement ADSs shall be entitled only to the entitlements of Full Entitlement Shares. All provisions and conditions of the Deposit Agreement shall apply to Partial Entitlement ADRs and ADSs to the same extent as Full Entitlement ADRs and ADSs, except as contemplated by this Section 2.12. The Depositary is authorized to take any and all other actions as may be necessary (including, without limitation, making the necessary notations on ADRs) to give effect to the terms of this Section 2.12. The Company agrees to give timely written notice to the Depositary if any Shares issued or to be issued are Partial Entitlement Shares and shall assist the Depositary with the establishment of procedures enabling the identification of Partial Entitlement Shares upon Delivery to the Custodian.

Section 2.13 Certificated/Uncertificated ADSs. Notwithstanding any other provision of the Deposit Agreement, the Depositary may, at any time and from time to time, issue ADSs that are not evidenced by ADRs (such ADSs, the "Uncertificated ADS(s)" and the ADS(s) evidenced by ADR(s), the "Certificated ADS(s)"). When issuing and maintaining Uncertificated ADS(s) under the Deposit Agreement, the Depositary shall at all times be subject to (i) the standards applicable to registrars and transfer agents maintaining direct registration systems for equity securities in New York and issuing uncertificated securities under New York law, and (ii) the terms of New York law applicable to uncertificated equity securities. Uncertificated ADSs shall not be represented by any instruments but shall be evidenced by registration in the books of the Depositary maintained for such purpose. Holders of Uncertificated ADSs, that are not subject to any registered pledges, liens, restrictions or adverse claims of which the Depositary has notice at such time, shall at all times have the right to exchange the Uncertificated ADS(s) for Certificated ADS(s) of the same type and class, subject in each case to (x) applicable laws and any rules and regulations the Depositary may have established in respect of the Uncertificated ADSs, and (y) the continued availability of Certificated ADSs in the U.S. Holders of Certificated ADSs shall, if the Depositary maintains a direct registration system for the ADSs, have the right to exchange the Certificated ADSs for Uncertificated ADSs upon (i) the due surrender of the Certificated ADS(s) to the Depositary for such purpose and (ii) the presentation of a written request to that effect to the Depositary, subject in each case to (a) all liens and restrictions noted on the ADR evidencing the Certificated ADS(s) and all adverse claims of which the Depositary then has notice, (b) the terms of the Deposit Agreement and the rules and regulations that the Depositary may establish for such purposes hereunder, (c) applicable law, and (d) payment of the Depositary fees and expenses applicable to such exchange of Certificated ADS(s) for Uncertificated ADS(s). Uncertificated ADSs shall in all material respects be identical to Certificated ADS(s) of the same type and class, except that (i) no ADR(s) shall be, or shall need to be, issued to evidence Uncertificated ADS(s), (ii) Uncertificated ADS(s) shall, subject to the terms of the Deposit Agreement, be transferable upon the same terms and conditions as uncertificated securities under New York law, (iii) the ownership of Uncertificated ADS(s) shall be recorded on the books of the Depositary maintained for such purpose and evidence of such ownership shall be reflected in periodic statements provided by the Depositary to the Holder(s) in accordance with applicable New York law, (iv) the Depositary may from time to time, upon notice to the Holders of Uncertificated ADSs affected thereby, establish rules and regulations, and amend or supplement existing rules and regulations, as may be deemed reasonably necessary to maintain Uncertificated ADS(s) on behalf of Holders, provided that (a) such rules and regulations do not conflict with the terms of the Deposit Agreement and applicable law, and (b) the terms of such rules and regulations are readily available to Holders upon request, (v) the Uncertificated ADS(s) shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless such Uncertificated ADS(s) is/are registered on the books of the Depositary maintained for such purpose, (vi) the Depositary may, in connection with any deposit of Shares resulting in the issuance of Uncertificated ADSs and with any transfer, pledge, release and cancellation of Uncertificated ADSs, require the prior receipt of such documentation as the Depositary may deem reasonably appropriate, and (vii) upon termination of the Deposit Agreement, the Depositary shall not require Holders of Uncertificated ADSs to affirmatively instruct the Depositary before remitting proceeds from the sale of the Deposited Property represented by such Holders' Uncertificated ADSs under the terms of Section 6.2 of the Deposit Agreement. When issuing ADSs under the terms of the Deposit Agreement, including, without limitation, issuances pursuant to Sections 2.5, 4.2, 4.3, 4.4, 4.5 and 4.11, the Depositary may in its discretion determine to issue Uncertificated ADSs rather than Certificated ADSs, unless otherwise specifically instructed by the applicable Holder to issue Certificated ADSs. All provisions and conditions of the Deposit Agreement shall apply to Uncertificated ADSs to the same extent as to Certificated ADSs, except as contemplated by this Section 2.13. The Depositary is authorized and directed to take any and all actions and establish any and all procedures deemed reasonably necessary to give effect to the terms of this Section 2.13. Any references in the Deposit Agreement or any ADR(s) to the terms "American Depositary Share(s)" or "ADS(s)" shall, unless the context otherwise requires, include Certificated ADS(s) and Uncertificated ADS(s). Except as set forth in this Section 2.13 and except as required by applicable law, the Uncertificated ADSs shall be treated as ADSs issued and outstanding under the terms of the Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to any Uncertificated ADSs, any conflict arises between (a) the terms of the Deposit Agreement (other than this Section 2.13) and (b) the terms of this Section 2.13, the terms and conditions set forth in this Section 2.13 shall be controlling and shall govern the rights and obligations of the parties to the Deposit Agreement pertaining to the Uncertificated ADSs.

Section 2.14 Restricted ADSs. The Depositary shall, at the request and expense of the Company, establish procedures enabling the deposit of Shares that are Restricted Securities in order to enable the holder of such Shares to hold its ownership interests in such Restricted Securities in the form of Restricted ADSs (defined below) issued consistent with the terms hereof (such Shares, "Restricted Shares"), including, without limitation, pursuant to terms set forth in a restricted deposit agreement and/or restricted issuance agreement. Upon receipt of a written request from the Company to accept Restricted Shares for deposit hereunder, the Depositary agrees to establish procedures permitting the deposit of such Restricted Shares and the issuance of restricted ADSs representing the right to receive, subject to the terms of the Deposit Agreement and the applicable ADR (if issued as a Certificated ADS), such deposited Restricted Shares (such ADSs, the "Restricted ADSs," and the ADRs evidencing such Restricted ADSs, the "Restricted ADRs"). Notwithstanding anything contained in this Section 2.14, the Depositary and the Company may, to the extent not prohibited by law, agree to issue the Restricted ADSs in uncertificated form ("Uncertificated Restricted ADSs") upon such terms and conditions as the Company and the Depositary may deem necessary and appropriate. The Company shall assist the Depositary in the establishment of such procedures and agrees that it shall take all steps necessary and satisfactory to the Depositary to ensure that the establishment of such procedures does not violate the provisions of the Securities Act or any other applicable laws. The depositors of such Restricted Shares and the Holders of the Restricted ADSs may be required prior to the deposit of such Restricted Shares, the transfer of the Restricted ADRs and Restricted ADSs or the withdrawal of the Restricted Shares represented by Restricted ADSs to provide such written certifications, agreements and/or legal opinions as the Depositary or the Company may require. The Company shall provide to the Depositary in writing the legend(s) to be affixed to the Restricted ADRs (if the Restricted ADSs are to be issued as Certificated ADSs), or to be included in the statements issued from time to time to Holders of Uncertificated ADSs (if issued as Uncertificated Restricted ADSs), which legends shall (i) be in a form reasonably satisfactory to the Depositary and (ii) contain the specific circumstances under which the Restricted ADSs, and, if applicable, the Restricted ADRs evidencing the Restricted ADSs, may be transferred or the Restricted Shares withdrawn. The Restricted ADSs issued upon the deposit of Restricted Shares shall be separately identified on the books of the Depositary. The Restricted ADSs shall not be eligible for inclusion in any book-entry settlement system, including, without limitation, DTC (unless (x) otherwise agreed by the Company and the Depositary, (y) the inclusion of Restricted ADSs is acceptable to the applicable book-entry clearing/settlement system, and (z) the terms of such inclusion are generally accepted by the Commission for Restricted Securities of that type), and shall not in any way be fungible with the ADSs issued under the terms hereof that are not Restricted ADSs. The Restricted ADSs, and, if applicable, the Restricted ADRs evidencing the Restricted ADSs, shall be transferable only by the Holder thereof upon delivery to the Depositary of (i) all documentation otherwise contemplated by the Deposit Agreement and (ii) an opinion of counsel satisfactory to the Depositary setting forth, inter alia, the conditions upon which the Restricted ADSs presented, and, if applicable, the Restricted ADRs evidencing the Restricted ADSs, are transferable by the Holder thereof under applicable securities laws and the transfer restrictions contained in the legend applicable to the Restricted ADSs presented for transfer. Except as set forth in this Section 2.14 and except as required by applicable law, the Restricted ADSs and the Restricted ADRs evidencing Restricted ADSs shall be treated as ADSs and ADRs issued and outstanding under the terms of the Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to any Restricted ADSs, any conflict arises between (a) the terms of the Deposit Agreement (other than this Section 2.14) and (b) the terms of (i) this Section 2.14 or (ii) the applicable Restricted ADR, the terms and conditions set forth in this Section 2.14 and of the Restricted ADR shall be controlling and shall govern the rights and obligations of the parties to the Deposit Agreement pertaining to the deposited Restricted Shares, the Restricted ADSs and Restricted ADRs.

If the Restricted ADRs, the Restricted ADSs and the Restricted Shares cease to be Restricted Securities, the Depositary, upon receipt of (x) an opinion of counsel satisfactory to the Depositary setting forth, inter alia, that the Restricted ADRs, the Restricted ADSs and the Restricted Shares are not as of such time, or in connection with a transaction, Restricted Securities, (y) instructions from the Company and/or the applicable Holder to remove the restrictions applicable to the Restricted ADRs, the Restricted ADSs and the Restricted Shares, and (z) payment of applicable taxes and the ADS fees and charges of the Depositary (as set forth in Section 5.9 hereof and paragraph (11) of the form of ADR attached as Exhibit A hereto) for each of the issuance, cancellation, transfer and conversion processes undertaken in connection with the removal of the restrictions applicable to the Restricted ADRs, Restricted ADSs and/or Restricted Shares (as the case may be), shall (i) eliminate the distinctions and separations established between the applicable Restricted Shares held on deposit under this Section 2.14 and the other Shares held on deposit under the terms of the Deposit Agreement that are not Restricted Shares by converting the Restricted ADSs into freely transferable ADSs (which shall entail, inter alia, the cancellation of the Restricted ADSs and the issuance of the corresponding freely transferable ADSs, and instructing the Custodian to transfer the corresponding Shares from and into the applicable custody accounts maintained for the applicable ADS series), (ii) treat the newly unrestricted ADRs and ADSs on the same terms as, and fully fungible with, the other ADRs and ADSs issued and outstanding under the terms of the Deposit Agreement that are not Restricted ADRs or Restricted ADSs, and (iii) take all actions necessary to remove any distinctions, limitations and restrictions previously existing under this Section 2.14 between the applicable Restricted ADRs and Restricted ADSs, respectively, on the one hand, and the other ADRs and ADSs that are not Restricted ADRs or Restricted ADSs, respectively, on the other hand, including, without limitation, by making the newly-unrestricted ADSs eligible for inclusion in the applicable book-entry settlement systems.

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS

AND BENEFICIAL OWNERS OF ADSs

Section 3.1 Proofs, Certificates and Other Information. Any person presenting Shares for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian, and, in the case of Holders and Beneficial Owners, the Company, such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Property, compliance with applicable laws, the terms of the Deposit Agreement or the ADR(s) evidencing the ADSs and the provisions of, or governing, the Deposited Property, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Company or of the Share Registrar) as the Depositary or the Custodian may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement and the applicable ADR(s). The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any ADR or ADS or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof or, to the extent not limited by the terms of Section 7.8(a), the delivery of any Deposited Property until such proof or other information is filed or such certifications are executed, or such representations and warranties are made, or such other documentation or information provided, in each case to the Depositary's, the Registrar's and the Company's satisfaction. The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval or copies of written representations and warranties that it receives from Holders and Beneficial Owners, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from any Holder or Beneficial Owner or any person presenting Shares for deposit or ADSs for cancellation, transfer or withdrawal. Nothing herein shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners, or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

Section 3.2 Liability for Taxes and Other Charges. Any tax or other governmental charge payable by the Custodian or by the Depositary with respect to any Deposited Property, ADSs or ADRs shall be payable by the Holders and Beneficial Owners to the Depositary, and the Company shall have no liability to Holders or Beneficial Owners therefor. The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Property, and may sell for the account of a Holder and/or Beneficial Owner any or all of such Deposited Property and apply such distributions and sale proceeds in payment of, any taxes (including applicable interest and penalties) or charges that are or may be payable by Holders or Beneficial Owners in respect of the ADSs, Deposited Property and ADRs, the Holder and the Beneficial Owner remaining liable for any deficiency. The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue ADSs, to deliver ADRs, register the transfer of ADSs, register the split-up or combination of ADRs and (subject to Section 7.8(a)) the withdrawal of Deposited Property until payment in full of such tax, charge, penalty or interest is received. Each Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian and any of their respective officers, directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained which obligations shall survive any transfer or surrender of ADSs and/or the termination of the Deposit Agreement. Notwithstanding anything to the contrary contained in the Deposit Agreement or any ADR, the obligations of Holders and Beneficial Owners under this Section 3.2 shall survive any transfer of ADSs, any cancellation of ADSs and withdrawal of Deposited Securities, and the termination of the Deposit Agreement.

Section 3.3 Representations and Warranties on Deposit of Shares. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (v) the Shares presented for deposit are not, and the ADSs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.14), (vi) the Shares presented for deposit have not been stripped of any rights or entitlements, and (vii) all requisite regulatory approvals and clearances have been duly obtained, and all requisite applicable regulatory notifications have been duly made, in Japan in respect of the transfer of the Shares to the Custodian, the Depositary or their respective nominees in connection with the deposit of the Shares under the Deposit Agreement. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

Section 3.4 Compliance with Information Requests. Notwithstanding any other provision of the Deposit Agreement or any ADR(s), each Holder and Beneficial Owner agrees to comply with requests from the Company pursuant to applicable law, the rules and requirements of any stock exchange on which the Shares or ADSs are, or will be, registered, traded or listed or the Articles of Incorporation of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADSs (and Shares as the case may be) and regarding the identity of any other person(s) holding an interest in such ADSs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use its reasonable efforts to forward, upon the request of the Company and at the Company's expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

Section 3.5 Ownership Restrictions. Notwithstanding any other provision contained in the Deposit Agreement or any ADR(s) to the contrary, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable law or the Articles of Incorporation of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of the ADSs where such transfer may result in the total number of Shares represented by the ADSs owned by a single Holder or Beneficial Owner exceeding any such limits. The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including, but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Articles of Incorporation of the Company. Nothing herein shall be interpreted as obligating the Depositary or the Company to ensure compliance with the ownership restrictions described in this Section 3.5.

The Company has informed the Depositary that, as of the date hereof, the following provisions are necessary or desirable to comply with the Financial Instruments and Exchange Act of Japan, and other applicable Japanese law:

(a)  Without prejudice to the requirements of applicable law concerning disclosure of beneficial ownership of Shares, any Beneficial Owner of Shares (as defined below) represented by ADSs who becomes, or ceases to be, directly or indirectly, the Beneficial Owner of Shares of more than 5% of all outstanding Shares (whether such interest is held in whole or only in part through ADRs) shall, within five (5) days (excluding Saturdays, Sundays and legal holidays in Japan) following such event, send written notice to the Depositary at its Transfer Office and to the Company at its principal office in Japan currently at 7-1, Konan 1-chome, Minato-ku, Tokyo 108-0075, Japan, Attention: Investor Relations Office, containing the following information:

(i)	the name, address and nationality of such Beneficial Owner of Shares and all other persons by whom or on whose behalf such Shares have been acquired or are held; the number of ADSs, total Shares and total Share equivalents (as defined below) (including ADSs) beneficially owned, directly or indirectly, by such Beneficial Owner of Shares immediately before and immediately after the event requiring notification; the names and addresses of any persons other than the Depositary, the Custodian, or either of their nominees, through whom such beneficially owned Shares (including Share equivalents; in this Section 3.5, the same shall apply hereafter as the context so requires) are held, or in whose name such Shares are registered in the Company's shareholders' register, and the respective numbers of Shares beneficially held through each such person; the date or dates of acquisition of the beneficial interest in such Shares; and the number of any Shares in which such Beneficial Owner of Shares has the right to acquire, directly or indirectly, beneficial ownership and material information as to such right(s) of acquisition; and

(ii)	the names, addresses and nationalities of any persons with whom such Beneficial Owner of Shares is acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of a beneficial interest in Shares; and the number of Shares being acquired, held, voted or disposed of as a result of such association (being the total number held by such group).

Any Beneficial Owner of Shares of more than 5% of all outstanding Shares shall promptly notify the Depositary and the Company as provided above of any material change in the information previously notified, including, without limitation, a change of 1% or more of the percentage of total Shares to which the beneficial ownership relates.

As used in this Section 3.5, the "Beneficial Owner of Shares" means a person who, directly or indirectly, through any contract, trust, arrangement, understanding, relationship, or otherwise, has an interest in any Shares, including any Shares which underlie any ADS issued under the Deposit Agreement (including having the right to exercise or control the exercise of any right conferred by the holding of such Shares or the power to vote or to direct voting or the power to dispose or to direct disposition), and includes any Holder of an ADS.

(b)  Without prejudice to the requirements of applicable law and the provisions of the Company's Articles of Incorporation, any Beneficial Owner of Shares shall, if so requested in writing by the Company, provide such information with respect to the beneficial ownership of Shares (including not only Shares underlying ADSs, but also any other Shares in which such Beneficial Owner of Shares has an interest and including any security convertible into, exchangeable for or exercisable for Shares) by such Beneficial Owner of Shares as is requested by the Company. Such Beneficial Owner of Shares shall provide such information to the Company in writing within the time specified by the Company. Copies of any such request and responses shall be contemporaneously sent to the Depositary at its transfer office.

As used herein, "Share equivalents" means securities convertible into, or exchangeable for, Shares, bonds with stock acquisition rights to acquire Shares and stock acquisition rights to acquire Shares, and the number of Shares attributable to such Share equivalents shall be the number of Shares into which such securities are convertible or exchangeable or which are acquired upon exercising the stock acquisition rights, at the conversion, exchange or exercise price or rate applicable at the time of determination of the relevant beneficial ownership.

In calculating the percentage ownership of the Beneficial Owner of Shares, the number of Shares that are issuable upon conversion or exchange of securities or upon exercise of the stock acquisition rights beneficially owned by the Beneficial Owner of Shares shall be added to both the numerator and the denominator of the fraction of which the numerator is the total number of Shares beneficially owned by the Beneficial Owner of Shares and the denominator of which is the total number of the outstanding Shares.

(c)  If the Company notifies the Depositary in writing that a particular Beneficial Owner of Shares has not complied with subsections (a) or (b) above, at the Company's written request, the Depositary shall instruct the Beneficial Owner of Shares to surrender its ADSs for cancellation so as to permit the Company to deal directly with such Beneficial Owner of Shares as a shareholder of the Company. Holders and Beneficial Owners of Shares agree to comply with such requests.

Section 3.6 Reporting Obligations and Regulatory Approvals. Applicable laws and regulations may require holders and beneficial owners of Shares, including the Holders and Beneficial Owners of ADSs, to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. Holders and Beneficial Owners of ADSs are solely responsible for determining and complying with such reporting requirements and obtaining such approvals. Each Holder and each Beneficial Owner hereby agrees to make such determination, file such reports, and obtain such approvals to the extent and in the form required by applicable laws and regulations as in effect from time to time. Neither the Depositary, the Custodian, the Company nor any of their respective agents or affiliates shall be required to take any actions whatsoever on behalf of Holders or Beneficial Owners to determine or satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

ARTICLE IV

THE DEPOSITED SECURITIES

Section 4.1 Cash Distributions. Whenever the Company intends to make a distribution of a cash dividend or other cash distribution, the Company shall give notice thereof to the Depositary at least twenty (20) days prior to the proposed distribution specifying, inter alia, the record date applicable for determining the holders of Deposited Securities entitled to receive such distribution. Upon the timely receipt of such notice, the Depositary shall establish an ADS Record Date upon the terms described in Section 4.9. Upon receipt of confirmation from the Custodian of the receipt of any cash dividend or other cash distribution in respect of any Deposited Property (whether from the Company or otherwise), or proceeds from the sale of any Deposited Property held in respect of the ADSs under the terms hereof, the Depositary will (i) if at the time of receipt thereof any amounts received in a Foreign Currency can, in the judgment of the Depositary (pursuant to Section 4.8), be converted on a practicable basis into Dollars transferable to the United States, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (on the terms described in Section 4.8), (ii) if applicable and unless previously established, establish the ADS Record Date upon the terms described in Section 4.9, and (iii) distribute promptly the amount thus received (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be withheld without liability and dealt with by the Depositary in accordance with its then current practices. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities, or from any cash proceeds from the sales of Deposited Property, an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADSs shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request. The Depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable Holders and Beneficial Owners of ADSs until the distribution can be effected or the funds that the Depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for in this Section 4.1, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in this Section 4.1, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary's failure to perform the actions contemplated in this Section 4.1 where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

Any Dollars available will be distributed by check or electronic transfer from a bank in the United States or such other means as may be agreed by the Company and the Depositary for whole dollars and cents.

For all cash dividends and other cash distributions that are made available to the Depositary after the date that will be published on adr.com and communicated to then current Holders by mail, the Depositary will distribute any cash to Holders via electronic funds transfer ("EFT") or, at the election of the Company, by check, except as otherwise provided in this paragraph. In order to receive such amounts by EFT, Holders must provide their bank deposit details to the Depositary in accordance with the instructions provided by the Depositary for this purpose. Except where the Company has elected to have an entire net cash distribution be paid to Holders by check, subject to the last sentence of this paragraph, all such amounts owing to Holders who do not provide such bank deposit details shall be held by the Depositary on behalf of such Holders until such bank deposit details have been provided. All amounts so held by the Depositary will be reported for tax purposes as if paid to all Holders as of the date that funds are first made available to Holders and will neither accrue interest nor be invested for Holders while they are being held. Under such circumstances, a Holder will be unable to receive Cash dividends or other Cash distributions to which it is entitled until such time as such Holder either (i) provides its bank deposit details to the Depositary in accordance with the instructions provided by the Depositary for this purpose, (ii) transfers such Holder's ADS position into DTC or (iii) cancels its ADSs (whereupon, in the case of a transfer to DTC or a cancellation, such Holder will receive a check for the aggregate amount of cash dividends and/or cash distributions being held on its behalf). Notwithstanding the foregoing, the Depositary shall, if instructed by the Company, distribute cash dividends and other cash distributions by check or by such other means as the Company and the Depositary may agree.

Section 4.2 Distribution in Shares. Whenever the Company intends to make a distribution that consists of a dividend in, or free distribution of, Shares, the Company shall give notice thereof to the Depositary at least twenty (20) days prior to the proposed distribution, specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution and whether or not it wishes such distribution to be made available to Holders of ADSs. Upon the timely receipt of such notice from the Company, the Depositary shall establish the ADS Record Date upon the terms described in Section 4.9. Upon receipt of (x) confirmation from the Custodian of the receipt of the Shares so distributed by the Company, and (y) confirmation from the Company that it wishes such distribution to be made available to Holders of ADSs and satisfactory documentation within the terms of Section 5.7, the Depositary shall either (i) subject to Section 5.9, distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date, additional ADSs, which represent in the aggregate the number of Shares received as such dividend, or free distribution, subject to the other terms of the Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes), or (ii) if additional ADSs are not so distributed, take all actions necessary so that each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes). In lieu of delivering fractional ADSs, the Depositary shall sell the number of Shares or ADSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms described in Section 4.1. In the event that (x) the Depositary determines that any distribution in property (including Shares) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, (y) the Company has advised the Depositary that it does not wish such Shares to be distributed to Holders of ADSs, or in the fulfillment of its obligation under Section 5.7, has advised the Depositary that the distribution of the Shares cannot be legally made under Japanese law to Holders and Beneficial Owners of ADSs or has failed to deliver satisfactory documentation that the distribution of the Shares can be legally made under Japanese law to Holders and Beneficial Owners of ADSs, or has furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of (a) taxes and (b) fees and charges of, and expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described in Section 4.1. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for in this Section 4.2, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in this Section 4.2, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary's failure to perform the actions contemplated in this Section 4.2 where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

Section 4.3 Elective Distributions in Cash or Shares. Whenever the Company intends to make a distribution payable at the election of the holders of Deposited Securities in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least forty-five (45) days prior to the proposed distribution, or such shorter period as the Depositary and the Company may mutually agree, specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such elective distribution and whether or not it wishes such elective distribution to be made available to Holders of ADSs. Upon the timely receipt of a notice indicating that the Company wishes such elective distribution to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of ADSs. The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution be made available to Holders, (ii) the Depositary shall have determined, after consultation with the Company if practicable, that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7. If the above conditions are not satisfied or if the Company requests such elective distribution not to be made available to Holders of ADSs, the Depositary shall establish the ADS Record Date on the terms described in Section 4.9 and, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in Japan in respect of the Shares for which no election is made, either (X) cash upon the terms described in Section 4.1 or (Y) additional ADSs representing such additional Shares upon the terms described in Section 4.2. If the above conditions are satisfied, the Depositary shall establish an ADS Record Date on the terms described in Section 4.9 and establish procedures to enable Holders to elect the receipt of the proposed distribution in cash or in additional ADSs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. If a Holder elects to receive the proposed distribution in cash, the distribution shall be made upon the terms described in Section 4.1. If the Holder elects to receive the proposed distribution in ADSs, the distribution shall be made upon the terms described in Section 4.2. Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective distribution in Shares (rather than ADSs). There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for in this Section 4.3, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in this Section 4.3, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary's failure to perform the actions contemplated in this Section 4.3 where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

Section 4.4 Distribution of Rights to Purchase Additional ADSs.

(a)  Distribution to Holders. Whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares, the Company shall give notice thereof to the Depositary at least forty-five (45) days prior to the proposed distribution, or such shorter period as the Depositary and the Company may mutually agree from time to time, specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution and whether or not it wishes such rights to be made available to Holders of ADSs. Upon the timely receipt of a notice indicating that the Company wishes such rights to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to Holders only if (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7, and (iii) the Depositary shall have determined, after consultation with the Company if practicable, that such distribution of rights is reasonably practicable. In the event any of the conditions set forth above are not satisfied or if the Company requests that the rights not be made available to Holders of ADSs, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.4(b) below. In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date (upon the terms described in Section 4.9) and establish procedures to (x) distribute rights to purchase additional ADSs (by means of warrants or otherwise), (y) enable the Holders to exercise such rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) deliver ADSs upon the valid exercise of such rights. The Company shall assist the Depositary to the extent necessary in establishing such procedures. Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Shares (rather than ADSs).

(b)  Sale of Rights. If (i) the Company does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.7, or determines, after consultation with the Company if practicable, it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public or private sale) as it may deem practicable. The Company shall assist the Depositary to the extent necessary to determine such legality and practicability. If the Depositary determines to sell the rights, the Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in Section 4.1.

(c)  Lapse of Rights. If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.4(a) or to arrange for the sale of the rights upon the terms described in Section 4.4(b), the Depositary shall allow such rights to lapse.

The Depositary shall not be liable for (i) any failure to accurately determine whether it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything to the contrary in this Section 4.4, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable jurisdiction in which rights would be distributed, in each case satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws.

In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of Deposited Property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADSs shall be reduced accordingly. In the event that the Depositary determines that any distribution of Deposited Property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such Deposited Property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights or to receive the proceeds from the sale of such rights, as contemplated in Section 4.4(b). Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

Section 4.5 Distributions Other Than Cash, Shares or Rights to Purchase Shares.

(a)  Whenever the Company intends to distribute to the holders of Deposited Securities property other than cash, Shares or rights to purchase additional Shares, the Company shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made to Holders of ADSs. Upon receipt of a notice indicating that the Company wishes such distribution to be made to Holders of ADSs, the Depositary shall consult with the Company, and the Company shall assist the Depositary, to determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7, and (iii) the Depositary shall have determined, after consultation with the Company if practicable, that such distribution is reasonably practicable.

(b)  Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders of ADSs and after making the requisite determinations set forth in (a) above, the Depositary shall distribute the property so received to the Holders of record, as of the ADS Record Date, in proportion to the number of ADSs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

(c)  If (i) the Company does not request the Depositary to make such distribution to Holders or requests the Depositary not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.7, or (iii) the Depositary determines, after consultation with the Company if practicable, that all or a portion of such distribution is not reasonably practicable, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (I) cause the proceeds of such sale, if any and in a Foreign Currency, to be converted into Dollars and (II) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADS Record Date upon the terms of Section 4.1. If the Depositary is unable to sell such property, the Depositary may dispose of such property for the account of the Holders in any way it deems reasonably practicable under the circumstances, including, if such property is shares of any company other than the Company, in lieu of selling or causing such property to be sold, distributing to Holders of American depositary shares issued by JPMorgan under a separate deposit agreement or through an unsponsored ADR program, in either case, representing such shares.

(d)  Neither the Depositary nor the Company shall be liable for (i) any failure to accurately determine whether it is lawful or practicable to make the property described in this Section 4.5 available to Holders in general or any Holders in particular, nor (ii) any foreign exchange exposure or loss incurred in connection with the sale or disposal of such property.

Section 4.6 Distributions with Respect to Deposited Securities in Bearer Form. Subject to the terms of this Article IV, distributions in respect of Deposited Securities that are held by the Depositary or the Custodian in bearer form shall be made to the Depositary for the account of the respective Holders of ADS(s) with respect to which any such distribution is made upon due presentation by the Depositary or the Custodian to the Company of any relevant coupons, talons, or certificates. The Company shall promptly notify the Depositary of such distributions. The Depositary or the Custodian shall promptly present such coupons, talons or certificates, as the case may be, in connection with any such distribution.

Section 4.7 Redemption. If the Company intends to exercise any right of redemption in respect of any of the Deposited Securities, the Company shall give notice thereof to the Depositary at least thirty (30) days prior to the intended date of redemption, or such shorter period that the Depositary and the Company may mutually agree from time to time, which notice shall set forth the particulars of the proposed redemption. Upon timely receipt of (i) such notice and (ii) satisfactory documentation given by the Company to the Depositary within the terms of Section 5.7, and only if, after consultation with the Company if practicable, the Depositary shall have determined that such proposed redemption is practicable, the Depositary shall provide to each Holder a notice setting forth the intended exercise by the Company of the redemption rights and any other particulars set forth in the Company's notice to the Depositary. The Depositary shall instruct the Custodian to present to the Company the Deposited Securities in respect of which redemption rights are being exercised against payment of the applicable redemption price. Upon receipt of confirmation from the Custodian that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, and distribute the proceeds (net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel ADRs, if applicable, upon delivery of such ADSs by Holders thereof and the terms set forth in Sections 4.1 and 6.2. If less than all outstanding Deposited Securities are redeemed, the ADSs to be retired will be selected on a pro rata basis. The redemption price per ADS shall be the dollar equivalent of the per share amount received by the Depositary (adjusted to reflect the ADS(s)-to-Share(s) ratio) upon the redemption of the Deposited Securities represented by ADSs (subject to the terms of Section 4.8 and the applicable fees and charges of, and expenses incurred by, the Depositary, and applicable taxes) multiplied by the number of Deposited Securities represented by each ADS redeemed.

Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed redemption provided for in this Section 4.7, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in this Section 4.7, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary's failure to perform the actions contemplated in this Section 4.7 where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

Section 4.8 Conversion of Foreign Currency.

(a)  Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of Deposited Property, which in the judgment of the Depositary can at such time be converted on a practicable basis, by sale or in any other manner that it may determine in accordance with applicable law, into Dollars transferable to the United States and distributable to the Holders entitled thereto, the Depositary shall, as soon as reasonably practicable, convert or cause to be converted, by sale or in any other manner that it may reasonably determine, such Foreign Currency into Dollars, and shall distribute such Dollars (net of any applicable fees, charges and expenses, any reasonable and customary expenses incurred in such conversion and any expenses incurred on behalf of the Holders in complying with currency exchange control or other governmental requirements and any applicable taxes withheld) in accordance with the terms of the applicable sections of the Deposit Agreement. If the Depositary shall have distributed warrants or other instruments that entitle the holders thereof to such Dollars, the Depositary shall distribute such Dollars to the holders of such warrants and/or instruments upon surrender thereof for cancellation, in either case without liability for interest thereon. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary shall have authority to file such application for approval or license, if any, as it may deem desirable. In no event, however, shall the Depositary be obligated to make such a filing.

If at any time the Depositary shall determine that in its judgment the conversion of any Foreign Currency and the transfer and distribution of proceeds of such conversion received by the Depositary is not practicable or lawful, or if any approval or license of any governmental authority or agency thereof that is required for such conversion, transfer and distribution is denied or, in the opinion of the Depositary, not obtainable at a reasonable cost or within a reasonable period, the Depositary may, in its discretion, (i) make such conversion and distribution in Dollars to the Holders for whom such conversion, transfer and distribution is lawful and practicable, (ii) distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) to Holders for whom this is lawful and practicable, or (iii) hold (or cause the Custodian to hold) such Foreign Currency (without liability for interest thereon) for the respective accounts of the Holders entitled to receive the same.

(b)  Foreign Exchange Related Matters. To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the Depositary may engage the foreign exchange desk within JPMorgan Chase Bank, N.A. (the "Bank") and/or its affiliates in order to enter into spot foreign exchange transactions to convert Foreign Currency into Dollars ("FX Transactions"). For certain currencies, FX Transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, FX Transactions are routed directly to and managed by an unaffiliated local custodian (or other third-party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such FX Transactions.

The foreign exchange rate applied to an FX Transaction will be either (i) a published benchmark rate, or (ii) a rate determined by a third-party local liquidity provider, in each case plus or minus a spread, as applicable. The Depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the "Disclosures" page (or successor page) of ADR.com. Such applicable foreign exchange rate and spread may (and neither the Depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the FX Transaction. Additionally, the timing of execution of an FX Transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on the Company, the Depositary, Holders or Beneficial Owners. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity.

Notwithstanding the foregoing, to the extent the Company provides Dollars to the Depositary, neither the Bank nor any of its affiliates will execute an FX Transaction as set forth herein. In such case, the Depositary will distribute the Dollars received from the Company.

Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of FX Transactions will be provided by the Depositary on ADR.com. The Company, Holders and Beneficial Owners each acknowledge and agree that the terms applicable to FX Transactions disclosed from time to time on ADR.com will apply to any FX Transaction executed pursuant to the Deposit Agreement.

Section 4.9 Fixing of ADS Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Shares, rights, or otherwise), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of, holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date (the "ADS Record Date") for the determination of the Holders of ADS(s) who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each ADS. The Depositary shall make reasonable efforts to establish the ADS Record Date as closely as practicable to the applicable record date for the Deposited Securities (if any) set by the Company in Japan and shall not announce the establishment of any ADS Record Date prior to the relevant corporate action having been made public by the Company (if such corporate action affects the Deposited Securities). If the ADSs are listed on any securities exchange, such Record Date shall be fixed in compliance with any applicable rules of such securities exchange. Subject to applicable law and the provisions of Sections 4.1 through 4.8 and to the other terms and conditions of the Deposit Agreement, only the Holders of ADSs at the close of business in New York on such ADS Record Date shall be entitled to receive such distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

Section 4.10 Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall fix the ADS Record Date in respect of such meeting or solicitation of consent or proxy in accordance with Section 4.9. The Depositary shall, if requested by the Company in writing in a timely manner promptly after the approval by the Company's Board of Directors of the convocation of such meeting or the solicitation of such consents or proxies, or promptly after any other party authorized to do so has called such meeting or initiated the solicitation of such consents or proxies, at the Company's expense and provided no U.S. legal prohibitions exist, distribute, as soon as practicable after receiving receipt thereof, to Holders as of the ADS Record Date: (a) such notice of meeting or solicitation of consent or proxy, (b) a statement that the Holders at the close of business on the ADS Record Date will be entitled, subject to any applicable law, the provisions of the Deposit Agreement, the Articles of Incorporation of the Company and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by such Holder's ADSs, and (c) a brief statement as to the manner in which such voting instructions may be given (collectively, the "Voting Notice").

Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (e.g., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

Voting instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities. Upon the timely receipt of voting instructions from a Holder of ADSs as of the ADS Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Deposit Agreement, the Articles of Incorporation of the Company and the provisions of the Deposited Securities, to vote, or cause the Custodian to vote, the Deposited Securities (in person or by proxy) represented by such Holder's ADSs in accordance with such voting instructions.

The Depositary shall not exercise any voting discretion over the Deposited Securities. If the Depositary timely receives voting instructions from a Holder and such instructions fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder's ADSs, the Depositary will deem such Holder (unless otherwise specified in the notice distributed to Holders) to have instructed the Depositary to vote in favor of the items set forth in such voting instructions. To the extent that (A) the Depositary receives the Company's written request pursuant to the first paragraph of Section 4.10 in a timely manner as provided therein , (B) the Depositary reasonably believes that it has been provided with notice of a meeting in sufficient time to ensure that the Voting Notice will be received by all Holders and Beneficial Owners no less than ten (10) days prior to the date of the meeting and/or the cut-off date for the solicitation of consents, and (C) the Depositary does not receive instructions from a Holder as of the ADS Record Date on or before the date established by the Depositary for such purpose, such Holder shall be deemed, and the Depositary shall deem such Holder, to have instructed the Depositary to give a discretionary proxy to a person designated by the Company to vote the Deposited Securities; provided, however, such discretionary proxy shall not be given with respect to any matter to be voted upon (a) as to which the Company informs the Depositary that (i) there is contest to the action to be taken at the meeting, (ii) the matter relates to authorizing a merger, consolidation or amalgamation (except an amalgamation between the Company and one or more of its subsidiaries), or (iii) the rights or privileges of the holders of such Shares or other Deposited Securities may be substantially affected and (b) unless the Depositary has obtained an opinion of counsel, in form and substance satisfactory to the Depositary, confirming that (i) the granting of such discretionary proxy does not subject the Depositary to any reporting obligations in Japan, (ii) the granting of such proxy will not result in a violation of the laws, rules, regulations or permits of Japan, (iii) the voting arrangement and deemed instruction as contemplated herein will be given effect under the laws, rules and regulations of Japan, and (iv) the granting of such discretionary proxy will not under any circumstances result in the Shares represented by the ADSs being treated as assets of the Depositary under the laws, rules or regulations of Japan. Notwithstanding anything else contained herein, to the extent the Depositary receives the opinion described in (b) above, the Depositary shall, if so requested in writing by the Company, represent all Deposited Securities (whether or not voting instructions have been received in respect of such Deposited Securities from Holders as of the ADS Record Date) for the sole purpose of establishing quorum at a meeting of shareholders. So long as under the Articles of Incorporation or other similar document of the Company and Japanese law votes may only be cast in respect of one or more whole Units of Shares, (i) the same instructions received from Holders shall be aggregated and the Depositary shall, subject to applicable law and market practice, endeavor to vote or cause to be voted the number of whole Units in respect of which such instructions as so aggregated have been received, in accordance with such instructions, and (ii) such Holders acknowledge and agree that, if the Depositary has received the same instructions any portion of which, after aggregation of all such instructions, constitutes instructions with respect to less than a whole Unit of Shares, the Depositary will be unable to vote or cause to be voted the Shares to which such portion of the instructions applies.

Unless otherwise reasonably requested by the Company, on the business day following the date fixed by the Depositary as the last date for delivery of voting instructions, the Depositary shall endeavor to give notice to the Company of the voting instructions received by the Depositary from the Holders as of the close of business on such fixed date.

Notwithstanding anything else contained in the Deposit Agreement or any ADR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate applicable law, rules or regulations. The Company agrees to take any and all actions reasonably necessary to enable Holders and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities and to deliver to the Depositary an opinion of U.S. counsel addressing any actions requested to be taken if so requested by the Depositary.

There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable the Holder to return voting instructions to the Depositary in a timely manner.

Section 4.11 Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, consolidation or sale of assets affecting the Company or to which it is a party, any property which shall be received by the Depositary or the Custodian in exchange for, or in conversion of, or replacement of, or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Property under the Deposit Agreement, and the ADSs shall, subject to the provisions of the Deposit Agreement, any ADR(s) evidencing such ADSs and applicable law, represent the right to receive such additional or replacement Deposited Property. In giving effect to such change, split-up, cancellation, consolidation or other reclassification of Deposited Securities, recapitalization, reorganization, merger, consolidation or sale of assets, the Depositary may, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary, and (b) taxes) and receipt of an opinion of counsel to the Company satisfactory to the Depositary that such actions are not in violation of any applicable laws or regulations, (i) issue and deliver additional ADSs (and execute and deliver ADRs evidencing such ADSs, as applicable) as in the case of a stock dividend on the Shares, (ii) amend the Deposit Agreement and the form of ADR attached hereto as Exhibit A and any ADRs then outstanding, (iii) amend the applicable Registration Statement(s) on Form F-6 as filed with the Commission in respect of the ADSs, (iv) call for the surrender of outstanding ADRs to be exchanged for new ADRs, and (v) take such other actions as are appropriate to reflect the transaction with respect to the ADSs. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of ADRs. Notwithstanding the foregoing, in the event that any Deposited Property so received may not be lawfully distributed to some or all Holders, the Depositary may, after consultation with the Company if practicable, and shall, if the Company requests, subject to receipt of an opinion of Company’s counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, endeavor to sell such Deposited Property at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) applicable taxes) for the account of the Holders otherwise entitled to such Deposited Property upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such Deposited Property available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such Deposited Property.

Section 4.12 Available Information. The Company is subject to the periodic reporting requirements of the Exchange Act and, accordingly, files or furnishes certain reports with the Commission. These reports can be retrieved from the Commission's website (www.sec.gov) and can be inspected and copied at the public reference facilities maintained by the Commission located (as of the date of the Deposit Agreement) at 100 F Street, N.E., Washington, D.C. 20549, U.S.A.

Section 4.13 Reports. The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company that are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Property and (b) made generally available to the holders of such Deposited Property by the Company. The Depositary shall also provide or make available to Holders copies of such reports when furnished by the Company pursuant to Section 5.6.

Section 4.14 List of Holders. Promptly upon written request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of ADSs of all Holders.

Section 4.15 Taxation. The Depositary will, and will instruct the Custodian to, forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agents to file the necessary tax reports with governmental authorities or agencies. The Depositary, the Custodian or the Company and its agents may file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Property under applicable tax treaties or laws for the Holders and Beneficial Owners. In accordance with instructions from the Company and to the extent practicable, the Depositary or the Custodian will take reasonable administrative actions to obtain tax refunds, reduced withholding of tax at source on dividends and other benefits under applicable tax treaties or laws with respect to dividends and other distributions on the Deposited Property. As a condition to receiving such benefits, Holders and Beneficial Owners of ADSs may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary's or the Custodian's obligations under applicable law. The Depositary and the Company shall have no obligation or liability to any person if any Holder or Beneficial Owner fails to provide such information or if such information does not reach the relevant tax authorities in time for any Holder or Beneficial Owner to obtain the benefits of any tax treatment. The Holders and Beneficial Owners shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

If the Company (or any of its agents) withholds from any distribution any amount on account of taxes or governmental charges, or pays any other tax in respect of such distribution (e.g., stamp duty tax, capital gains or other similar tax), the Company shall (and shall cause such agent to) remit promptly to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form satisfactory to the Depositary. The Depositary shall, to the extent required by U.S. law, report to Holders any taxes withheld by it or the Custodian, and, if such information is provided to it by the Company, any taxes withheld by the Company. The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary or the Custodian, as applicable. None of the Depositary, the Custodian or the Company, nor any of their respective directors, officers, employees, agents or affiliates shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits or refunds of non-U.S. tax paid against such Holder's or Beneficial Owner's income tax liability.

The Depositary is under no obligation to provide the Holders and Beneficial Owners, or any of them, with any information about the tax status of the Company. None of the Depositary, the Custodian or the Company, nor any of their respective directors, officers, employees, agents and affiliates, shall incur any liability for any tax or tax consequences that may be incurred by Holders or Beneficial Owners on account of their ownership or disposition of the ADRs or ADSs, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a "Passive Foreign Investment Company" (as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

Section 4.16 All purchases and sales of securities will be handled by the Depositary in accordance with its then current policies, which are currently set forth on the "Disclosures" page (or successor page) of ADR.com, the location and contents of which the Depositary shall be solely responsible for.

ARTICLE V

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

Section 5.1 Maintenance of Office and Transfer Books by the Registrar. Until termination of the Deposit Agreement in accordance with its terms, the Registrar shall maintain in the Borough of Manhattan, the City of New York, an office and facilities for the issuance and delivery of ADSs, the acceptance for surrender of ADS(s) for the purpose of withdrawal of Deposited Securities, the registration of issuances, cancellations, transfers, combinations and split-ups of ADS(s) and, if applicable, to countersign ADRs evidencing the ADSs so issued, transferred, combined or split-up, in each case in accordance with the provisions of the Deposit Agreement.

The Registrar shall keep books for the registration of ADSs that at all reasonable times shall be open for inspection by the Company and by the Holders of such ADSs, provided that such inspection shall not be, to the Registrar's knowledge, for the purpose of communicating with Holders of such ADSs in the interest of a business or object other than the business of the Company or other than a matter related to the Deposit Agreement or the ADSs. Upon the reasonable request, and at the expense of, the Company, the Company shall have the right to examine and copy the registration and transfer records of the Depositary or the Registrar.

The Registrar may close the transfer books with respect to the ADSs, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to Section 7.8(a).

Section 5.2 Exoneration. Notwithstanding anything contained in the Deposit Agreement or any ADR, neither the Depositary nor the Company nor any of their respective directors, officers, employees, agents and/or affiliates shall be obligated to do or perform any act or thing which is inconsistent with the provisions of the Deposit Agreement or incur any liability (to the extent not limited by Section 7.8(b)) to Holders or Beneficial Owners (i) if the Depositary, the Custodian, the Company or any of their respective directors, officers, employees, agents and affiliates shall be prevented or forbidden from, hindered or delayed in or subject to any civil or criminal penalty or restraint on account of, doing or performing any act or thing required or contemplated by the terms of the Deposit Agreement, by reason of any provision of any present or future law, rule, regulation, fiat, order or decree of the United States, Japan or any other country or jurisdiction, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Company's Articles of Incorporation, any act of God, war, terrorism, epidemic, pandemic, nationalization, expropriation, currency restrictions, extraordinary market conditions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, cyber, ransomware or malware attack, computer failure or circumstance beyond its direct and immediate control, (ii) by reason of any performance, non-performance or delay, caused as aforesaid, in the performance of any act or things which by the terms of the Deposit Agreement it is provided shall or may be done or performed or any exercise or failure to exercise any discretion given to it in the Deposit Agreement or the ADR (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable), (iii) for any action or inaction by it in reliance upon the advice of or information from any legal counsel, any accountant, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it to be competent to give such advice or information and/or, in the case of the Depositary, the Company, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of ADSs, (v) for any action or inaction of any clearing or settlement system (and any participant thereof) for the Deposited Property or the ADSs, or (vi) for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity (including, without limitation, Holders and Beneficial Owners of ADRs and ADSs), whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties. The Depositary may rely upon instructions from the Company or its counsel in respect of any approval or license required for any currency conversion, transfer or distribution.

No provision of the Deposit Agreement or the ADRs is intended to constitute a waiver or limitation of any rights which Holders or Beneficial Owners may have under the Securities Act or the Exchange Act, to the extent applicable.

The Depositary shall not incur any liability in connection with or arising from any failure, inability or refusal by the Company or any other party, including any share registrar, transfer agent or other agent appointed by the Company, the Depositary or any other party, to process any transfer, delivery or distribution of cash, Shares, other securities or other property, including without limitation upon the termination of the Deposit Agreement, or otherwise to comply with any provisions of the Deposit Agreement that are applicable to it.

Section 5.3 Standard of Care. The Company, the Depositary and their respective directors, officers, employees, agents and affiliates assume no obligation and shall not be subject to any liability under the Deposit Agreement or any ADRs to any Holder(s) or Beneficial Owner(s), except that the Company and the Depositary agree to perform their respective obligations specifically set forth in the Deposit Agreement or the applicable ADRs without gross negligence or bad faith and the Depositary shall not be a fiduciary or have any fiduciary duty to Holders or Beneficial Owners.

Without limitation of the foregoing, (a) neither the Depositary nor any of its agents hereunder shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities, the ADSs or any ADR, (b) neither the Company nor any of its agents hereunder shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities, the ADSs or any ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required.

Neither the Company nor the Depositary and their respective controlling persons, directors, officers, employees, agents or affiliates shall be liable for any failure of the Depositary to carry out any instructions to vote any of the Deposited Securities, the Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any vote instructions are given or deemed given or any vote is cast or for the effect of any vote.

The Depositary shall endeavor to effect any sale of securities or other property and any conversion of currency, securities or other property, in each case as is referred to or contemplated in the Deposit Agreement or the form of ADR, in accordance with the Depositary's normal practices and procedures under the circumstances applicable to such sale or conversion, but shall have no liability (in the absence of its own willful default or gross negligence or that of its agents, officers, directors or employees) with respect to the terms of any such sale or conversion, including the price at which such sale or conversion is effected, or if such sale or conversion shall not be practicable, or shall not be believed, deemed or determined to be practicable by the Depositary. Specifically, the Depositary shall not have any liability for the price received in connection with any public or private sale of securities (including, without limitation, for any sale made at a nominal price), the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.

The Depositary shall not incur any liability for any failure to accurately determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by or on behalf of the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Property, for the validity or worth of the Deposited Property, for the value of any Deposited Property or any distribution thereon, for any interest on Deposited Property, for any financial transaction entered into by any person in respect of the ADSs or any Deposited Property, for any tax consequences that may result from the ownership of, or any transaction involving, ADSs or Deposited Property, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement, for the failure or timeliness of any notice from the Company, or for any action of or failure to act by, or any information provided or not provided by, DTC or any DTC Participant, or for any action (or refusal to act) by any ministry or regulatory authority in respect thereof. The Company shall not incur any liability to Holders or Beneficial Owners for any failure to accurately determine that any distribution or action may be lawful or reasonably practicable, for any investment risk associated with acquiring an interest in the Deposited Property, for the validity or worth of the Deposited Property, for the value of any Deposited Property or any distribution thereon, for any interest on Deposited Property, for any financial transaction entered into by any person in respect of the ADS or any Deposited Property, for any tax consequences that may result from the ownership of, or any transaction involving, ADSs or Deposed Property, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for any action of or failure to act by, or any information provided or not provided by, DTC or any DTC Participant or for any action (or refusal to act) by any ministry or regulatory authority in respect thereof.

The Depositary shall be under no obligation to inform Holders or Beneficial Owners about the requirements of the laws, rules or regulations or any changes therein or thereto of Japan, the United States or any other country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system.

Notwithstanding anything herein to the contrary, the Depositary and the Custodian(s) may use third-party delivery services and providers of information regarding matters such as, but not limited to, pricing, proxy voting, corporate actions, class action litigation and other services in connection herewith and the Deposit Agreement, and use local agents to provide services such as, but not limited to, attendance at any meetings of security holders of the Company. Although the Depositary and the Custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third-party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary.

Notwithstanding anything else contained herein, the Depositary shall have no liability or responsibility under the Deposit Agreement, any ADR or any related agreement, for any period prior to the appointment of the Depositary or for any act or omission of the predecessor to the Depositary or any of its agents (including the predecessor depositary's custodian), under or in connection with this Deposit Agreement, any ADRs or any related agreement.

Notwithstanding anything to the contrary set forth in the Deposit Agreement or an ADR, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Holder or Holders, any ADR or ADRs or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.

The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. Notwithstanding anything to the contrary contained in the Deposit Agreement (including the ADRs) and, subject to the further limitations set forth herein, the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that any Holder has incurred liability directly as a result of the Custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located.

The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system.

Section 5.4 Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the ninetieth (90th) day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2), or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the later of (i) the ninetieth (90th) day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Sections 5.8 and 5.9). The predecessor depositary, upon payment of all sums due it and on the written request of the Company, shall, (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.8 and 5.9), (ii) duly assign, transfer and deliver all of the Depositary's right, title and interest to the Deposited Property to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADSs and such other information relating to ADSs and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly provide notice of its appointment to such Holders.

Any entity into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

Section 5.5 The Custodian. The Depositary has initially appointed MUFG Bank, Ltd., as Custodian for the purpose of the Deposit Agreement. The Custodian or its successors in acting hereunder shall be authorized to act as custodian in Japan and shall be subject at all times and in all respects to the direction of the Depositary for the Deposited Property for which the Custodian acts as custodian and shall be responsible solely to it. If any Custodian resigns or is discharged from its duties hereunder with respect to any Deposited Property and no other Custodian has previously been appointed hereunder, the Depositary shall promptly endeavor to appoint a substitute custodian. The Depositary shall require such resigning or discharged Custodian to Deliver, or cause the Delivery of, the Deposited Property held by it, together with all such records maintained by it as Custodian with respect to such Deposited Property as the Depositary may request, to the Custodian designated by the Depositary. Whenever the Depositary determines, in its discretion, that it is appropriate to do so, it may appoint an additional custodian with respect to any Deposited Property, or discharge the Custodian with respect to any Deposited Property and appoint a substitute custodian, which shall thereafter be Custodian hereunder with respect to the Deposited Property. Promptly upon any such change, the Depositary shall give notice thereof in writing to all Holders of ADSs, each other Custodian and the Company.

Upon the appointment of any successor depositary, any Custodian then acting hereunder shall, unless otherwise instructed by the Depositary, continue to be the Custodian of the Deposited Property without any further act or writing, and shall be subject to the direction of the successor depositary. The successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority to act on the direction of such successor depositary.

Notwithstanding anything to the contrary contained in this Deposit Agreement (including the ADRs) and, subject to the further limitations set forth in Sections 5.2 and 5.3 hereof, the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that any Holder has incurred liability directly as a result of the Custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located.

Section 5.6 Notices and Reports. On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company shall transmit to the Depositary and the Custodian a copy of the notice thereof in the English language but otherwise in the form given or to be given to holders of Shares or other Deposited Securities. The Company shall also furnish to the Custodian and the Depositary a copy or summary, in English, of any applicable provisions or proposed provisions of the Articles of Incorporation of the Company that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat.

The Company will also transmit to the Depositary (a) an English language version of the other notices, reports and communications which are made generally available by the Company to holders of its Shares or other Deposited Securities and (b) the English-language versions of the Company's annual reports prepared in accordance with the applicable requirements of the Commission, provided that the requirement in clause (b) shall be deemed completed if the Company files such annual report with the Commission on the Electronic Data-Gathering, Analysis, and Retrieval ("EDGAR") system or any successor system as is in place from time to time.

The Depositary shall arrange, at the request of the Company and at the Company's expense, to provide copies thereof to all Holders or make such notices, reports and other communications available to all Holders on a basis similar to that for holders of Shares or other Deposited Securities or on such other basis as the Company may advise the Depositary or as may be required by any applicable law, regulation or stock exchange requirement. The Company has delivered to the Depositary and the Custodian a copy of the Company's Articles of Incorporation along with the provisions of or governing the Shares and any other Deposited Securities issued by the Company in connection with such Shares, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such amendment thereto or change therein. The Depositary may rely upon such copy for all purposes of the Deposit Agreement.

The Depositary will, at the expense of the Company, make available a copy of any such notices, reports or communications issued by the Company and delivered to the Depositary for inspection by Holders at the offices of the Depositary in the United States or upon request to the Depositary (which request may be refused by the Depositary at its discretion).

Section 5.7 Issuance of Additional Shares, ADSs, etc. The Company agrees that in the event it or any of its Affiliates proposes (i) an issuance, sale or distribution of additional Shares, including, without limitation, in the form of a dividend (ii) an offering of rights to subscribe for Shares or other Deposited Securities, (iii) an issuance or assumption of securities convertible into or exchangeable for Shares, (iv) an issuance of rights to subscribe for securities convertible into or exchangeable for Shares, (v) an elective dividend of cash or Shares, (vi) a redemption of Deposited Securities, (vii) a meeting of holders of Deposited Securities, or solicitation of consents or proxies, relating to any reclassification of securities, merger or consolidation or transfer of assets, (viii) any assumption, reclassification, recapitalization, reorganization, merger, consolidation or sale of assets which affects the Deposited Securities, or (ix) a distribution of securities other than Shares, it will obtain appropriate legal advice and take all steps necessary to ensure that the proposed transaction to Holders and Beneficial Owners does not violate the registration provisions of the Securities Act, or any other applicable laws (including, without limitation, the Investment Company Act, the Exchange Act and the securities laws of the states of the U.S.). At the reasonable request of the Depositary where it deems necessary, and upon the Company's agreement with such request of the Depositary (which agreement shall not be unreasonably withheld, delayed, conditioned or refused), the Company will furnish the Depositary with legal opinions, in forms and from counsels reasonably acceptable to the Depositary, dealing with such issues requested by the Depositary. To the extent the Depositary reasonably requests one or more legal opinions and the Company does not agree to provide the same for any reason after good faith discussions between the Company and the Depositary, the Depositary shall be under no obligation to take any action with respect to any of the events set forth in (i) – (ix) of the first sentence of this Section 5.7, or the Depositary may in its sole discretion take such actions or omit to take such actions as it deems appropriate given the absence of any one or more requested legal opinions, and neither the Depositary nor any of its agents, including, without limitation, the Custodian, shall incur any liability in connection with or arising from any such act or failure to act. If the filing of a registration statement is required, the Depositary shall not have any obligation to proceed with the transaction unless it shall have received evidence reasonably satisfactory to it that such registration statement has been declared, or has otherwise become, effective. If, being advised by counsel, the Company determines that a transaction is required to be registered under the Securities Act, the Company will either (i) register such transaction to the extent necessary, (ii) alter the terms of the transaction to avoid the registration requirements of the Securities Act or (iii) direct the Depositary to take specific measures, in each case as contemplated in the Deposit Agreement, to prevent such transaction from violating the registration requirements of the Securities Act. The Company agrees with the Depositary that neither the Company nor any of its Affiliates will at any time (i) deposit any Shares or other Deposited Securities, either upon original issuance or upon a sale of Shares or other Deposited Securities previously issued and reacquired by the Company or by any such Affiliate, or (ii) issue additional Shares, rights to subscribe for such Shares, securities convertible into or exchangeable for Shares or rights to subscribe for such securities or distribute securities other than Shares, unless such transaction and the securities issuable in such transaction do not violate the registration provisions of the Securities Act, or any other applicable laws (including, without limitation, the Investment Company Act, the Exchange Act and the securities laws of the states of the U.S.).

Notwithstanding anything else contained in the Deposit Agreement, nothing in the Deposit Agreement shall be deemed to obligate the Company to file any registration statement in respect of any proposed transaction.

Section 5.8 Indemnification. Subject to the limitations set forth in the fourth paragraph of this Section 5.8, the Depositary agrees to indemnify the Company and its directors, officers, employees, agents and affiliates in each case acting on the Company's behalf hereunder against, and hold each of them harmless from, any direct loss, liability or expense (including reasonable fees and expenses of counsel) incurred by any of them in respect of this Deposit Agreement to the extent such loss, liability or expense is due to the negligence or willful misconduct of the Depositary, acting in its capacity as such hereunder, or its directors, officers, employees, agents and affiliates acting in their capacities as such hereunder on behalf of the Depositary.

Subject to the limitations set forth in the fourth paragraph of this Section 5.8, the Company agrees to indemnify the Depositary, the Custodian and any of their respective directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any direct loss, liability or expense (including reasonable fees and expenses of counsel) that may directly arise out of acts performed or omitted, in connection with the provisions of this Deposit Agreement and of the ADRs, as the same may be amended, modified or supplemented from time to time in accordance herewith (i) by either the Depositary or a Custodian or their respective directors, officers, employees, agents and affiliates, except for any liability or expense directly arising out of the negligence or willful misconduct of the Depositary or its directors, officers or affiliates acting in their capacities as such hereunder, or (ii) by the Company or any of its directors, officers, employees, agents and affiliates.

The obligations set forth in this Section shall survive the termination of the Deposit Agreement and the succession or substitution of any party hereto.

Notwithstanding any other provision of this Deposit Agreement or the ADRs to the contrary, neither the Depositary nor the Company, nor any of their respective agents shall be liable hereunder to the other for any indirect, special, punitive or consequential damages (excluding reasonable fees and expenses of counsel) or lost profits, in each case of any form (collectively, "Special Damages") incurred by any of them, or liable to any other person or entity (including, without limitation, Holders and Beneficial Owners) for any Special Damages, or any fees or expenses of counsel in connection therewith, whether or not foreseeable and regardless of the type of action in which such a claim may be brought; provided, however, that (i) notwithstanding the foregoing and, for the avoidance of doubt, the Depositary and its agents shall be entitled to legal fees and expenses in defending against any claim for Special Damages and (ii) to the extent Special Damages arise from or out of a claim brought by a third party (including, without limitation, Holders and Beneficial Owners) against the Depositary or any of its agents, the Depositary and its agents shall be entitled to full indemnification from the Company for all such Special Damages, and reasonable fees and expenses of counsel in connection therewith, unless such Special Damages are found to have been a direct result of the gross negligence or willful misconduct of the Depositary.

Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim as promptly as reasonably practical after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights to indemnification under this Section 15 except and only to the limited extent the indemnifying person is materially prejudiced by such failure through the forfeiture of substantive rights or defenses as a result of such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to an indemnified party otherwise than under this Section 15). No indemnifying person shall be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with such indemnifying person's written consent or if there is a final and non-appealable judgment by a court of competent jurisdiction in any such proceeding, the indemnifying person agrees to indemnify and hold harmless each indemnified person from and against any and all losses, claims, damages, liabilities and reasonable legal and other out-of-pocket expenses by reason of such settlement or judgment. No indemnifying person shall, without the prior written consent of any indemnified person, effect any settlement of any pending or threatened proceedings in respect of which indemnity could have been sought hereunder by such indemnified person unless such settlement (i) includes an unconditional release of such indemnified person in form and substance reasonably satisfactory to such indemnified person from all liability or claims that are the subject matter of such proceedings and (ii) does not include any statement as to or any admission of fault, culpability, wrong doing or a failure to act by or on behalf of any indemnified person.

Section 5.9 ADS Fees and Charges.

(a)  Rights of the Depositary. The Depositary may charge, and collect from, (i) each person to whom ADSs are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of Share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or the Deposited Property, and (ii) each person surrendering ADSs for withdrawal of Deposited Property or whose ADSs are cancelled or reduced for any other reason, a fee of up to U.S.$5.00 for each 100 ADSs (or portion thereof) issued, delivered, reduced, cancelled or surrendered, or upon which a Share Distribution or elective distribution is made or offered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share distributions, rights and other distributions prior to such deposit to pay such charge.

(b)  Additional Fees, Charges and Expenses by the Depositary. The following additional fees, charges and expenses shall also be incurred by the Holders, the Beneficial Owners, by any party depositing or withdrawing Shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuances pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADSs or the Deposited Property or a distribution of ADSs pursuant to Article IV hereof, whichever is applicable:

(i)	a fee of up to U.S.$0.05 per ADS held for any cash distribution made, or for any elective cash/stock dividend offered, pursuant to the Deposit Agreement,

(ii)	a fee of up to U.S.$0.05 per ADS held for the direct or indirect distribution of securities (other than ADSs or rights to purchase additional ADSs pursuant to paragraph (10) hereof) or the net cash proceeds from the public or private sale of any such securities, regardless of whether any such distribution and/or sale is made by, for, or received from, or (in each case) on behalf of, the Depositary, the Company and/or any third party (which fee may be assessed against Holders as of a record date set by the Depositary),

(iii)	an aggregate fee of up to U.S.$0.05 per ADS per calendar year (or portion thereof) for services performed by the Depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against Holders as of the record date or record dates set by the Depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions), and

(iv)	an amount for the reimbursement of such charges and expenses as are incurred by the Depositary and/or any of its agents (including, without limitation, the Custodian, as well as charges and expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Shares or other Deposited Property, the sale of securities (including, without limitation, Deposited Property), the delivery of Deposited Property or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation (which charges and expenses may be assessed on a proportionate basis against Holders as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge or expense from one or more cash dividends or other cash distributions).

(c)  Other Obligations, Fees, Charges and Expenses. The Company will pay all other fees, charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except:

(i)	stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares);

(ii)	a transaction fee per cancellation request (including any cancellation request made through SWIFT, facsimile transmission or any other method of communication) as disclosed on the "Disclosures" page (or successor page) of www.adr.com (as updated by the Depositary from time to time, "ADR.com") and any applicable delivery expenses (which are payable by such persons or Holders); and

(iii)	transfer or registration expenses for the registration or transfer of Deposited Property on any applicable register in connection with the deposit or withdrawal of Deposited Property (which are payable by persons depositing Shares or Holders withdrawing Deposited Property).

(d)  The right of the Depositary to charge and receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. Upon the resignation or removal of the Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

(e)  Disclosure of Potential Depositary Payments. The Depositary anticipates reimbursing the Company for certain expenses incurred by the Company that are related to the establishment and maintenance of the ADR program upon such terms and conditions as the Company and the Depositary may agree from time to time. The Depositary may make available to the Company a set amount or a portion of the Depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as the Company and the Depositary may agree from time to time.

(f)  The Depositary may agree to reduce or waive certain fees, charges and expenses provided herein and in the Deposit Agreement, including, without limitation, those described in this Section 5.9 that would normally be charged on ADSs issued to or at the direction of, or otherwise held by, the Company and/ or certain Holders and Beneficial Owners and holders and beneficial owners of Shares of the Company.

(g)  The Depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities hereunder. Such division, branch and/or affiliate may charge the Depositary a fee in connection with such sales, which fee is considered an expense of the Depositary contemplated above and/or under paragraph (11) of the Form of ADR (ADS Fees and Charges).

Section 5.10 Restricted Securities Owners. The Company agrees to advise in writing each of the persons or entities who, to the knowledge of the Company, holds Restricted Securities that such Restricted Securities are ineligible for deposit hereunder (except under the circumstances contemplated in Section 2.14) and, to the extent practicable, shall require each of such persons to represent in writing that such person will not deposit Restricted Securities hereunder (except under the circumstances contemplated in Section 2.14).

ARTICLE VI

AMENDMENT AND TERMINATION

Section 6.1 Amendment/Supplement. Subject to the terms and conditions of this Section 6.1 and applicable law, the ADRs outstanding at any time, the provisions of the Deposit Agreement and the form of ADR attached hereto and to be issued under the terms hereof may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect that they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement that shall impose or increase any fees on a per ADS basis or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or that shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding ADSs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Holders of outstanding ADSs. Notice of any amendment to the Deposit Agreement or any ADR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders and Beneficial Owners to retrieve or receive the text of such amendment (e.g., upon retrieval from the Commission's, the Depositary's or the Company's website or upon request from the Depositary). The parties hereto agree that any amendments or supplements that (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be settled solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial existing rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADSs, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement and the ADR, if applicable, as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such ADS and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of, or supplement to, the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and any ADRs at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement and any ADRs in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

Section 6.2 Termination. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If ninety (90) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and, in either case, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the Deposit Agreement, the Depositary may terminate the Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. The date so fixed for termination of the Deposit Agreement in any termination notice so distributed by the Depositary to the Holders of ADSs is referred to as the "Termination Date". Until the Termination Date, the Depositary shall continue to perform all of its obligations under the Deposit Agreement, and the Holders and Beneficial Owners will be entitled to all of their rights under the Deposit Agreement.

If any ADSs shall remain outstanding after the Termination Date, the Registrar and the Depositary shall not, after the Termination Date, have any obligation to perform any further acts under the Deposit Agreement, except that the Depositary shall, subject, in each case, to the terms and conditions of the Deposit Agreement, continue to (i) collect dividends and other distributions pertaining to Deposited Securities, (ii) sell Deposited Property received in respect of Deposited Securities, (iii) deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any other Deposited Property, in exchange for ADSs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.9 of the Deposit Agreement), and (iv) take such actions as may be required under applicable law in connection with its role as Depositary under the Deposit Agreement.

At any time after the Termination Date, the Depositary may sell the Deposited Property then held under the Deposit Agreement and shall after such sale hold un-invested the net proceeds of such sale, together with any other cash then held by it under the Deposit Agreement, in an un-segregated account and without liability for interest, for the pro rata benefit of the Holders whose ADSs have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement except (i) to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.9 of the Deposit Agreement), and (ii) as may be required at law in connection with the termination of the Deposit Agreement. After the Termination Date, the Company shall be discharged from all obligations under the Deposit Agreement, except for its obligations to the Depositary under Sections 5.8, 5.9 and 7.6 of the Deposit Agreement. The obligations under the terms of the Deposit Agreement of Holders and Beneficial Owners of ADSs outstanding as of the Termination Date shall survive the Termination Date and shall be discharged only when the applicable ADSs are presented by their Holders to the Depositary for cancellation under the terms of the Deposit Agreement (except as specifically provided in the Deposit Agreement).

Notwithstanding anything contained in the Deposit Agreement or any ADR, in connection with the termination of the Deposit Agreement, the Depositary may, independently and without the need for any action by the Company, except to the extent prohibited by applicable laws and regulations, make available to Holders of ADSs a means to withdraw the Deposited Securities represented by their ADSs and to direct the deposit of such Deposited Securities into an unsponsored American depositary shares program established by the Depositary, upon such terms and conditions as the Depositary may deem reasonably appropriate, subject however, in each case, to satisfaction of the applicable registration requirements by the unsponsored American depositary shares program under the Securities Act, and to receipt by the Depositary of payment of the applicable taxes and the ADS fees and charges of, and reimbursement of the applicable expenses incurred by, the Depositary.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Counterparts. The Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same agreement. Copies of the Deposit Agreement shall be maintained with the Depositary and shall be open to inspection by any Holder during business hours.

Section 7.2 No Third-Party Beneficiaries/Acknowledgments. The Deposit Agreement is for the exclusive benefit of the parties hereto (and their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except to the extent specifically set forth in the Deposit Agreement. A Beneficial Owner shall only be able to exercise any right or receive any benefit hereunder solely through the Holder of the ADR(s) evidencing the ADSs owned by such Beneficial Owner. Nothing in the Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties nor establish a fiduciary or similar relationship among the parties. The parties hereto acknowledge and agree that (i) the Depositary, its divisions, branches and affiliates, and their respective agents, may from time to time be in the possession of non-public information about the Company, Holders, Beneficial Owners and/or their respective affiliates, (ii) the Depositary and its divisions, branches and affiliates may at any time have multiple banking relationships with the Company, Holders, Beneficial Owners and/or the affiliates of any of them, (iii) the Depositary and its divisions, branches and affiliates may, from time to time, be engaged in transactions in which parties adverse to the Company or the Holders or Beneficial Owners and/or their respective affiliates may have interests, (iv) nothing contained in the Deposit Agreement or any ADR(s) shall (A) preclude the Depositary or any of its divisions, branches or affiliates from engaging in any such transactions or establishing or maintaining any such relationships, or (B) obligate the Depositary or any of its divisions, branches or affiliates to disclose any such transactions or relationships or to account for any profit made or payment received in any such transactions or relationships, (v) the Depositary shall not be deemed to have knowledge of any information held by any branch, division or affiliate of the Depositary and (vi) notice to a Holder shall be deemed, for all purposes of the Deposit Agreement and such Holder's ADR, to constitute notice to any and all Beneficial Owners of the ADSs evidenced by such Holder's ADRs. For all purposes under the Deposit Agreement and the ADRs, the Holder of an ADR shall be deemed to have all requisite authority to act on behalf of any and all Beneficial Owners of the ADSs evidenced by an ADR.

Section 7.3 Severability. In case any one or more of the provisions contained in the Deposit Agreement or in the ADRs should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 7.4 Holders and Beneficial Owners as Parties; Binding Effect. The Holders and Beneficial Owners from time to time of ADSs issued hereunder shall be parties to the Deposit Agreement and shall be bound by all of the terms and conditions hereof and of any ADR evidencing their ADSs by acceptance thereof or any beneficial interest therein.

Section 7.5 Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail, air courier, or electronic transmission, addressed to 7-1, Konan 1-chome, Minatoku, Tokyo 108-0075, Japan, Attention: Investor Relations Office, E-mail Address: gh-ir@jp.sony.com or to any other address that the Company may specify in writing to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air courier, or electronic transmission, addressed to JPMorgan Chase Bank, N.A., 383 Madison Avenue, Floor 11, New York, New York 10179, U.S.A., Attention: Depositary Receipts Group, E-mail Address: DR_Global_CSM@jpmorgan.com, or to any other address that the Depositary may specify in writing to the Company.

Notice to any Holder shall be deemed given when first mailed, first class postage prepaid, to the address of such Holder on the ADR Register or received by such Holder. Failure to notify a Holder or any defect in the notification to a Holder shall not affect the sufficiency of notification to other Holders or to the Beneficial Owners of the ADSs evidenced by the ADRs held by such other Holders. The Depositary's only notification obligations under this Deposit Agreement and the ADRs shall be to Holders. Notice to a Holder shall be deemed, for all purposes of this Deposit Agreement and the ADRs, to constitute notice to any and all Beneficial Owners of the ADSs evidenced by such Holder's ADRs. Failure to notify a Holder or any defect in the notification to a Holder shall not affect the sufficiency of notification to other Holders or to the Beneficial Owners of ADSs held by such other Holders. Any notices given to DTC under the terms of the Deposit Agreement shall (unless otherwise specified by the Depositary) constitute notice to the DTC Participants who hold the ADSs in their DTC accounts and to the Beneficial Owners of such ADSs.

Delivery of a notice sent by mail, air courier shall be deemed to be effective at the time when a duly addressed letter containing the same is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service, without regard for the actual receipt or time of actual receipt thereof by a Holder. Delivery of a notice by means of electronic messaging shall be deemed to be effective at the time of the initiation of the transmission by the sender (as shown on the sender's records), notwithstanding that the intended recipient retrieves the message at a later date, fails to retrieve such message, or fails to receive such notice on account of its failure to maintain the designated e-mail address, its failure to designate a substitute e-mail address or for any other reason.

Section 7.6 Governing Law and Jurisdiction. The Deposit Agreement, the ADRs and the ADSs shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York applicable to contracts made and to be wholly performed in that State. Notwithstanding anything contained in the Deposit Agreement to the contrary, any ADR or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of Japan (or, if applicable, such other laws as may govern the Deposited Securities).

The Company and the Depositary agree that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with the Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts. The Company also irrevocably agrees that any legal suit, action or proceeding against the Depositary brought by the Company, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may only be instituted in a state or federal court in New York, New York. The Company hereby irrevocably designates, appoints and empowers Sony Corporation of America (the "Agent") now at 25 Madison Avenue, New York, New York 10010-8601, U.S.A. as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court as described in the preceding sentence or in the next paragraph of this Section 7.6. The Company may replace the Agent at its election at any time, but agrees that if for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in New York on the terms and for the purposes of this Section 7.6 reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.5. The Company agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.6, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim, any right of immunity from legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, from execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, and consents to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter arising out of, or in connection with, the Deposit Agreement, any ADR or the Deposited Property.

By holding or owning an ADR or ADS or an interest therein, Holders and Beneficial Owners each irrevocably agree that any legal suit, action or proceeding against or involving Holders or Beneficial Owners brought by the Company or the Depositary, arising out of or based upon this Deposit Agreement, the ADSs, the ADRs or the transactions contemplated herein, therein, hereby or thereby, may be instituted in a state or federal court in New York, New York, and by holding or owning an ADR or ADS or an interest therein each irrevocably waives any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.

By holding or owning an ADR or ADS or an interest therein, Holders and Beneficial Owners each also irrevocably agree that any legal suit, action or proceeding against or involving the Depositary and/or the Company brought by Holders or Beneficial Owners, arising out of or based upon this Deposit Agreement, the ADSs, the ADRs or the transactions contemplated herein, therein, hereby or thereby, including, without limitation, claims under the Securities Act, may be instituted only in the United States District Court for the Southern District of New York (or in the state courts of New York County in New York if either (i) the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute or (ii) the designation of the United States District Court for the Southern District of New York as the exclusive forum for any particular dispute is, or becomes, invalid, illegal or unenforceable). Holders and Beneficial Owners agree that the provisions of this paragraph and the preceding paragraph shall survive such Holders' and Beneficial Owners' ownership of ADSs or interests therein.

EACH PARTY TO THIS DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER OF, AND/OR HOLDER OF INTERESTS IN, ADSS OR ADRS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF, BASED ON OR RELATING IN ANY WAY TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE ADSs OR THE ADRs, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY), INCLUDING, WITHOUT LIMITATION, ANY SUIT, ACTION, CLAIM OR PROCEEDING UNDER THE UNITED STATES FEDERAL SECURITIES LAWS. No provision of this Deposit Agreement or any ADR is intended to constitute a waiver or limitation of any rights that a Holder or any Beneficial Owner may have under the Securities Act or the Exchange Act, to the extent applicable.

The provisions of this Section 7.6 shall survive any termination of the Deposit Agreement, in whole or in part.

Section 7.7 Assignment. Subject to the provisions of Section 5.4, the Deposit Agreement may not be assigned by either the Company or the Depositary.

Section 7.8 Compliance with, and No Disclaimer under, U.S. Securities Laws.

(a)  Notwithstanding anything in the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

(b)  Each of the parties to the Deposit Agreement (including, without limitation, each Holder and Beneficial Owner) acknowledges and agrees that no provision of the Deposit Agreement or any ADR shall, or shall be deemed to, disclaim any liability under the Securities Act or the Exchange Act, in each case to the extent established under applicable U.S. laws.

Section 7.9 Japanese Law References. Any summary of Japanese laws and regulations and of the terms of the Company's Articles of Incorporation set forth in the Deposit Agreement have been provided by the Company solely for the convenience of Holders, Beneficial Owners and the Depositary. While such summaries are believed by the Company to be accurate as of the date of the Deposit Agreement, (i) they are summaries and as such may not include all aspects of the materials summarized applicable to a Holder or Beneficial Owner, and (ii) these laws and regulations and the Company's Articles of Incorporation may change after the date of the Deposit Agreement. Neither the Depositary nor the Company has any obligation under the terms of the Deposit Agreement to update any such summaries.

Section 7.10 Relationship between the Company and Holders and Beneficial Owners. Notwithstanding any provision in this Deposit Agreement to the contrary, Holders and Beneficial Owners, in their capacity as such, have no claims or rights against or in relation to the Company to the extent that such claims or rights are conferred through ownership of the Shares, unless and until such Holders and Beneficial Owners convert their ADSs into Shares.

Section 7.11 Titles and References.

(a)  Deposit Agreement. All references in the Deposit Agreement to exhibits, articles, sections, subsections, and other subdivisions refer to the exhibits, articles, sections, subsections and other subdivisions of the Deposit Agreement unless expressly provided otherwise. The words "the Deposit Agreement", "herein", "hereof", "hereby", "hereunder", and words of similar import refer to the Deposit Agreement as a whole as in effect at the relevant time between the Company, the Depositary and the Holders and Beneficial Owners of ADSs and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires. Titles to sections of the Deposit Agreement are included for convenience only and shall be disregarded in construing the language contained in the Deposit Agreement. References to "applicable laws and regulations" shall refer to laws and regulations applicable to the Company, the Depositary, the Custodian, their agents and controlling persons, ADRs, ADSs or Deposited Property as in effect at the relevant time of determination, unless otherwise required by law or regulation.

(b)  ADRs. All references in any ADR(s) to paragraphs, exhibits, articles, sections, subsections, and other subdivisions refer to the paragraphs, exhibits, articles, sections, subsections and other subdivisions of the ADR(s) in question unless expressly provided otherwise. The words "the Receipt", "the ADR", "herein", "hereof", "hereby", "hereunder", and words of similar import used in any ADR refer to the ADR as a whole and as in effect at the relevant time, and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter gender in any ADR shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires. Titles to paragraphs of any ADR are included for convenience only and shall be disregarded in construing the language contained in the ADR. References to "applicable laws and regulations" shall refer to laws and regulations applicable to the Company, the Depositary, the Custodian, their agents and controlling persons, the ADRs, the ADSs and the Deposited Property as in effect at the relevant time of determination, unless otherwise required by law or regulation.

Section 7.12 Amendment and Restatement. As soon as practicable after the date of this Deposit Agreement, the Depositary shall arrange to have new ADRs printed that reflect the form of ADR attached to the Deposit Agreement. All ADRs issued hereunder after the date hereof, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split-up of existing ADRs, shall be substantially in the form of the specimen ADR attached as Exhibit A hereto. However, American depositary receipts issued prior to the date hereof under the terms of the Prior Deposit Agreement and outstanding as of the date hereof, which do not reflect the form of ADR attached hereto as Exhibit A, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

The Company hereby instructs the Depositary to promptly send notice of the execution of the Deposit Agreement to all Holders as of the date hereof.

Holders and Beneficial Owners of American depositary shares issued pursuant to the Prior Deposit Agreement and outstanding as of the date hereof, shall, from and after the date hereof, be deemed Holders and Beneficial Owners of ADSs issued pursuant and be subject to all of the terms and conditions of the Deposit Agreement in all respects, provided, however, that any term of the Deposit Agreement that prejudices any substantial existing right of holders or beneficial owners of American depositary shares issued under the Prior Deposit Agreement shall not become effective as to Holders and Beneficial Owners until thirty (30) days after notice of the amendments effectuated by the Deposit Agreement shall have been given to holders of ADSs outstanding as of the date hereof.

IN WITNESS WHEREOF, SONY GROUP CORPORATION and JPMORGAN CHASE BANK, N.A. have duly executed the Second Further Amended and Restated Deposit Agreement as of the day and year first above set forth and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of ADSs issued in accordance with the terms hereof, or upon acquisition of any beneficial interest therein.

SONY GROUP CORPORATION

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

EXHIBIT A

[FORM OF ADR]

PURSUANT TO THE COMPANIES ACT OF JAPAN AND TO THE COMPANY'S ARTICLES OF INCORPORATION, THE RELEASE OF THE SHARES OF THE COMPANY UNDERLYING THE ADSs REPRESENTED BY THIS ADR MAY BE LIMITED TO A UNIT OF 100 SUCH SHARES (OR SUCH OTHER NUMBER OF SHARES AS THE ARTICLES OF INCORPORATION MAY FROM TIME TO TIME DESIGNATE AS A "UNIT OF SHARES") OR INTEGRAL MULTIPLES THEREOF.

THE RIGHT OF HOLDERS OF ADRS TO DIRECT THE VOTING OF SHARES MAY BE RESTRICTED AS DESCRIBED IN PARAGRAPH 18 BELOW.

Number	CUSIP NUMBER: _______
_____________
American Depositary Shares (each American Depositary Share representing the right to receive one share of common stock)

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

representing

DEPOSITED SHARES OF COMMON STOCK

of

SONY GROUP CORPORATION

(Incorporated under the laws of Japan)

JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States of America, as depositary hereunder (in such capacity, the "Depositary"), hereby certifies that _______________ is the registered owner (a "Holder") of _______________  American depositary shares (hereinafter "ADS") representing deposited shares of common stock, with no par value, including evidence of rights to receive such shares (the "Shares"), of SONY GROUP CORPORATION, a corporation incorporated under the laws of Japan (the "Company"). As of the date of the Deposit Agreement (as hereinafter defined), each ADS represents the right to receive one (1) Share deposited under the Deposit Agreement with the Custodian, which at the date of execution of the Deposit Agreement is MUFG Bank, Ltd. (the "Custodian"). The ADS(s)-to-Share(s) ratio is subject to amendment as provided in Articles IV and VI of the Deposit Agreement. The Depositary's office is located at 383 Madison Avenue, Floor 11, New York, New York 101793, U.S.A.

(1)  The Deposit Agreement. This American Depositary Receipt is one of an issue of American Depositary Receipts ("ADRs"), all issued and to be issued upon the terms and conditions set forth in the Second Further Amended and Restated Deposit Agreement, dated as of April 1, 2025 (as amended and supplemented from time to time, the "Deposit Agreement"), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of ADSs issued thereunder. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of ADSs and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other Deposited Property (as defined in the Deposit Agreement) from time to time received and held on deposit in respect of the ADSs. Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and with the Custodian. Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, or by continuing to hold, from and after the date hereof any American depositary shares issued and outstanding under the Prior Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and the applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

The statements made on the face and reverse of this ADR are summaries of certain provisions of the Deposit Agreement and the Articles of Incorporation of the Company (as in effect on the date of the signing of the Deposit Agreement) and are qualified by and subject to the detailed provisions of the Deposit Agreement and the Articles of Incorporation, to which reference is hereby made.

All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Deposit Agreement.

The Depositary makes no representation or warranty as to the validity or worth of the Deposited Property. The Depositary has made arrangements for the acceptance of the ADSs into DTC. Each Beneficial Owner of ADSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADSs. The Depositary may issue Uncertificated ADSs subject, however, to the terms and conditions of Section 2.13 of the Deposit Agreement.

(2)  Surrender of ADSs and Withdrawal of Deposited Securities. The Holder of this ADR (and of the ADSs evidenced hereby) shall be entitled to Delivery (at the Custodian's designated office) of the Deposited Securities at the time represented by the ADSs evidenced hereby upon satisfaction of each of the following conditions: (i) the Holder (or a duly-authorized attorney of the Holder) has duly Delivered to the Depositary at its Principal Office the ADSs evidenced hereby (and, if applicable, this ADR evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if applicable and so required by the Depositary, this ADR Delivered to the Depositary for such purpose has been properly endorsed in blank or is accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of the Deposit Agreement and paragraph (11) hereof) have been paid, subject, however, in each case, to the terms and conditions of this ADR evidencing the surrendered ADSs, of the Deposit Agreement, of the Company's Articles of Incorporation, of any applicable laws and the rules of JASDEC, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, this ADR(s) evidencing the ADSs so Delivered) in accordance with U.S. market practice, (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver, or cause the Delivery of, in each case, without unreasonable delay, the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of this ADR evidencing the ADS so canceled, of the Articles of Incorporation of the Company, of any applicable laws and of the rules of JASDEC, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

The Depositary shall not accept for surrender ADSs representing less than one (1) Share. In the case of Delivery to it of ADSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs. Upon receipt of satisfactory instructions from Holders and payment of applicable taxes and the ADS fees and charges of the Depositary for the issuance, cancellation, and conversion of ADSs (as set forth in Section 5.9 of the Deposit Agreement and paragraph (11) hereof), the Depositary shall also, subject to the applicable terms and conditions of, and contemplated in, the Deposit Agreement and applicable law, cancel ADSs in connection with the conversion of ADSs of one series for ADSs of another series (e.g., in connection with the conversion of Restricted ADSs into freely transferable ADSs and the conversion of Partial Entitlement ADSs into Full Entitlement ADSs), in which case, (i) the number of ADSs of one series so cancelled shall equal the number of ADSs issued of the corresponding series, and (ii) the Depositary shall to the extent applicable direct the Custodian to transfer the corresponding Shares from and into the applicable custody accounts maintained for the applicable ADS series.

Notwithstanding anything else contained in this ADR or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of Deposited Property consisting of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any non-cash distributions, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADSs represented by this ADR, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any Deposited Property (other than Deposited Securities) held by the Custodian in respect of such ADSs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter, first class airmail postage prepaid, or by SWIFT, facsimile transmission or any other method of communication as may be agreed by the Custodian and the Depositary.

Pursuant to the Companies Act of Japan and to the Company's Articles of Incorporation, the release of the Shares of the Company underlying the ADSs represented by this ADR may be limited to a Unit of 100 Shares (or such other number of Shares as the Articles of Incorporation may from time to time designate as a "unit of shares") or integral multiples thereof.

(3)  Transfer, Combination and Split-up of ADRs. The Registrar shall register the transfer of this ADR (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall (x) cancel this ADR and execute new ADRs evidencing the same aggregate number of ADSs as those evidenced by this ADR canceled by the Depositary, (y) cause the Registrar to countersign such new ADRs, and (z) Deliver such new ADRs to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) this ADR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) this surrendered ADR has been properly endorsed or is accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) this surrendered ADR has been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of the Deposit Agreement and paragraph (11) hereof) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

The Registrar shall register the split-up or combination of this ADR (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall (x) cancel this ADR and execute new ADRs for the number of ADSs requested, but in the aggregate not exceeding the number of ADSs evidenced by this ADR canceled by the Depositary, (y) cause the Registrar to countersign such new ADRs, and (z) Deliver such new ADRs to or upon the order of the Holder thereof, if each of the following conditions has been satisfied: (i) this ADR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination hereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of the Deposit Agreement and paragraph (11) hereof) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

(4)  Pre-Conditions to Registration, Transfer, etc. As a condition precedent to the execution and Delivery, the registration of issuance, transfer, split-up, combination or surrender, of any ADS, the delivery of any distribution thereon, or the withdrawal of any Deposited Property, the Depositary or the Custodian and, in the case of withdrawals of any Deposited Property, the Company, may require (i) payment from the depositor of Shares or presenter of ADSs or of this ADR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in Section 5.9 of the Deposit Agreement and in this ADR, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated by Section 3.1 of the Deposit Agreement, and (iii) compliance with (A) any laws or governmental regulations relating to the execution and Delivery of this ADR or ADSs or to the withdrawal of Deposited Securities and (B) such reasonable regulations as the Depositary and, in the case of withdrawals of any Deposited Property, the Company may establish consistent with the provisions of this ADR, if applicable, the Deposit Agreement and applicable law.

The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the deposit of particular Shares may be refused, or the registration of transfers of ADSs in particular instances may be refused, or the registration of transfer of ADSs generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Share Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law or regulation, any government or governmental body or commission or any securities exchange on which the ADSs or Shares are listed, or under any provision of the Deposit Agreement or this ADR, if applicable, or under any provision of, or governing, the Deposited Securities, or because of a meeting of shareholders of the Company or for any other reason, subject, in all cases to paragraph (25) of this ADR and Section 7.8 of the Deposit Agreement. Notwithstanding any provision of the Deposit Agreement or this ADR to the contrary, Holders are entitled to surrender outstanding ADSs to withdraw the Deposited Securities associated therewith at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Instruction I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

(5)  Compliance With Information Requests. Notwithstanding any other provision of the Deposit Agreement or this ADR, each Holder and Beneficial Owner of the ADSs represented hereby agrees to comply with requests from the Company pursuant to applicable law, the rules and requirements of any stock exchange on which the Shares or ADSs are, or will be, registered, traded or listed, or the Articles of Incorporation of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADSs (and the Shares represented by such ADSs, as the case may be) and regarding the identity of any other person(s) holding an interest in such ADSs (and the Shares represented by such ADSs, as the case may be) and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use its reasonable efforts to forward, upon the request of the Company and at the Company's expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

(6)  Ownership Restrictions. Notwithstanding any other provision contained in this ADR or of the Deposit Agreement to the contrary, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable law or the Articles of Incorporation of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of the ADSs where such transfer may result in the total number of Shares represented by the ADSs owned by a single Holder or Beneficial Owner exceeding any such limits. The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Articles of Incorporation of the Company. Nothing herein or in the Deposit Agreement shall be interpreted as obligating the Depositary or the Company to ensure compliance with the ownership restrictions described herein or in Section 3.5 of the Deposit Agreement.

The Company has informed the Depositary that, as of the date hereof, the following provisions are necessary or desirable to comply with the Financial Instruments and Exchange Act of Japan, and other applicable Japanese law:

(a)  Without prejudice to the requirements of applicable law concerning disclosure of beneficial ownership of Shares, any Beneficial Owner of Shares (as defined below) represented by ADSs who becomes, or ceases to be, directly or indirectly, the Beneficial Owner of Shares of more than 5% of all outstanding Shares (whether such interest is held in whole or only in part through ADRs) shall, within five (5) days (excluding Saturdays, Sundays and legal holidays in Japan) following such event, send written notice to the Depositary at its Transfer Office and to the Company at its principal office in Japan currently at 7-1, Konan 1-chome, Minato-ku, Tokyo 108-0075, Japan, Attention: Investor Relations Office, containing the following information:

(i)	the name, address and nationality of such Beneficial Owner of Shares and all other persons by whom or on whose behalf such Shares have been acquired or are held; the number of ADSs, total Shares and total Share equivalents (as defined below) (including ADSs) beneficially owned, directly or indirectly, by such Beneficial Owner of Shares immediately before and immediately after the event requiring notification; the names and addresses of any persons other than the Depositary, the Custodian, or either of their nominees, through whom such beneficially owned Shares (including Share equivalents; in this paragraph (6), the same shall apply hereafter as the context so requires) are held, or in whose name such Shares are registered in the Company's shareholders' register, and the respective numbers of Shares beneficially held through each such person; the date or dates of acquisition of the beneficial interest in such Shares; and the number of any Shares in which such Beneficial Owner of Shares has the right to acquire, directly or indirectly, beneficial ownership and material information as to such right(s) of acquisition; and

(ii)	the names, addresses and nationalities of any persons with whom such Beneficial Owner of Shares is acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of a beneficial interest in Shares; and the number of Shares being acquired, held, voted or disposed of as a result of such association (being the total number held by such group).

Any Beneficial Owner of Shares of more than 5% of all outstanding Shares shall promptly notify the Depositary and the Company as provided above of any material change in the information previously notified, including, without limitation, a change of 1% or more of the percentage of total Shares to which the beneficial ownership relates.

As used in this paragraph (6), the "Beneficial Owner of Shares" means a person who, directly or indirectly, through any contract, trust, arrangement, understanding, relationship, or otherwise, has an interest in any Shares, including any Shares which underlie any ADS issued under the Deposit Agreement (including having the right to exercise or control the exercise of any right conferred by the holding of such Shares or the power to vote or to direct voting or the power to dispose or to direct disposition), and includes any Holder of an ADS.

(b)  Without prejudice to the requirements of applicable law and the provisions of the Company's Articles of Incorporation, any Beneficial Owner of Shares shall, if so requested in writing by the Company, provide such information with respect to the beneficial ownership of Shares (including not only Shares underlying ADSs, but also any other Shares in which such Beneficial Owner of Shares has an interest and including any security convertible into, exchangeable for or exercisable for Shares) by such Beneficial Owner of Shares as is requested by the Company. Such Beneficial Owner of Shares shall provide such information to the Company in writing within the time specified by the Company. Copies of any such request and responses shall be contemporaneously sent to the Depositary at its transfer office.

As used herein, "Share equivalents" means securities convertible into, or exchangeable for, Shares, bonds with stock acquisition rights to acquire Shares and stock acquisition rights to acquire Shares, and the number of Shares attributable to such Share equivalents shall be the number of Shares into which such securities are convertible or exchangeable or which are acquired upon exercising the stock acquisition rights, at the conversion, exchange or exercise price or rate applicable at the time of determination of the relevant beneficial ownership.

In calculating the percentage ownership of the Beneficial Owner of Shares, the number of Shares that are issuable upon conversion or exchange of securities or upon exercise of the stock acquisition rights beneficially owned by the Beneficial Owner of Shares shall be added to both the numerator and the denominator of the fraction of which the numerator is the total number of Shares beneficially owned by the Beneficial Owner of Shares and the denominator of which is the total number of the outstanding Shares.

(c)  If the Company notifies the Depositary in writing that a particular Beneficial Owner of Shares has not complied with subsections (a) or (b) above, at the Company's written request, the Depositary shall instruct the Beneficial Owner of Shares to surrender its ADSs for cancellation so as to permit the Company to deal directly with such Beneficial Owner of Shares as a shareholder of the Company. Holders and Beneficial Owners of Shares agree to comply with such requests.

(7)  Reporting Obligations and Regulatory Approvals. Applicable laws and regulations may require holders and beneficial owners of Shares, including the Holders and Beneficial Owners of ADSs, to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. Holders and Beneficial Owners of ADSs are solely responsible for determining and complying with such reporting requirements and obtaining such approvals. Each Holder and each Beneficial Owner hereby agrees to make such determination, file such reports, and obtain such approvals to the extent and in the form required by applicable laws and regulations as in effect from time to time. Neither the Depositary, the Custodian, the Company nor any of their respective agents or affiliates shall be required to take any actions whatsoever on behalf of Holders or Beneficial Owners to determine or satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

(8)  Liability for Taxes and Other Charges; etc. Any tax or other governmental charge payable by the Custodian or by the Depositary with respect to any Deposited Property, ADSs or this ADR shall be payable by the Holders and Beneficial Owners to the Depositary, and the Company shall have no liability to Holders or Beneficial Owners therefor. The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Property, and may sell for the account of a Holder and/or Beneficial Owner any or all of such Deposited Property and apply such distributions and sale proceeds in payment of, any taxes (including applicable interest and penalties) or charges that are or may be payable by Holders or Beneficial Owners in respect of the ADSs, Deposited Property and this ADR, the Holder and the Beneficial Owner hereof remaining liable for any deficiency. The Custodian may refuse the deposit of Shares, and the Depositary may refuse to issue ADSs, to deliver ADRs, register the transfer of ADSs, register the split-up or combination of ADRs and (subject to paragraph (25) of this ADR and Section 7.8 of the Deposit Agreement) the withdrawal of Deposited Property until payment in full of such tax, charge, penalty or interest is received. Each Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their respective officers, directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained, which obligations shall survive any transfer or surrender of ADSs and/or the termination of the Deposit Agreement. Notwithstanding anything to the contrary contained in the Deposit Agreement or any ADR, the obligations of Holders and Beneficial Owners under this paragraph (8) shall survive any transfer of ADSs, any cancellation of ADSs and withdrawal of Deposited Securities, and the termination of the Deposit Agreement.

None of the Depositary, the Custodian or the Company, nor any of their respective directors, officers, employees, agents or affiliates shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits or refunds of non-U.S. tax paid against such Holder's or Beneficial Owner's income tax liability.

The Depositary is under no obligation to provide the Holders and Beneficial Owners, or any of them, with any information about the tax status of the Company. None of the Depositary, the Custodian or the Company, nor any of their respective directors, officers, employees, agents and affiliates, shall incur any liability for any tax or tax consequences that may be incurred by Holders or Beneficial Owners on account of their ownership or disposition of the ADRs or ADSs, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a "Passive Foreign Investment Company" (as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

(9)  Representations and Warranties on Deposit of Shares. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (v) the Shares presented for deposit are not, and the ADSs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.14 of the Deposit Agreement), (vi) the Shares presented for deposit have not been stripped of any rights or entitlements and (vii) all requisite regulatory approvals and clearances have been duly obtained, and all requisite applicable regulatory notifications have been duly made, in Japan in respect of the transfer of the Shares to the Custodian, the Depositary or their respective nominees in connection with the deposit of the Shares under the Deposit Agreement. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

(10)  Proofs, Certificates and Other Information. Any person presenting Shares for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian and, in the case of Holders and Beneficial Owners, the Company, such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Property, compliance with applicable laws, the terms of the Deposit Agreement or this ADR evidencing the ADSs and the provisions of, or governing, the Deposited Property, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Company or of the Share Registrar) as the Depositary or the Custodian may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement and this ADR. The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any ADR or ADS or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof or, to the extent not limited by paragraph (25) and Section 7.8(a) of the Deposit Agreement, the delivery of any Deposited Property until such proof or other information is filed or such certifications are executed, or such representations and warranties are made or such other documentation or information provided, in each case to the Depositary's, the Registrar's and the Company's satisfaction. The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval or copies of written representations and warranties that it receives from Holders and Beneficial Owners, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from any Holder or Beneficial Owner or any person presenting Shares for deposit or ADSs for cancellation, transfer or withdrawal. Nothing in the Deposit Agreement or the ADRs shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners, or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

(11)  ADS Fees and Charges.

(a)  Rights of the Depositary. The Depositary may charge, and collect from, (i) each person to whom ADSs are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of Share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or the Deposited Property, and (ii) each person surrendering ADSs for withdrawal of Deposited Property or whose ADSs are cancelled or reduced for any other reason, a fee of up to U.S.$5.00 for each 100 ADSs (or portion thereof) issued, delivered, reduced, cancelled or surrendered, or upon which a Share Distribution or elective distribution is made or offered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share distributions, rights and other distributions prior to such deposit to pay such charge.

(b)  Additional Fees, Charges and Expenses by the Depositary. The following additional fees, charges and expenses shall also be incurred by the Holders, the Beneficial Owners, by any party depositing or withdrawing Shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuances pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADSs or the Deposited Property or a distribution of ADSs pursuant to Article IV hereof, whichever is applicable:

(i)	a fee of up to U.S.$0.05 per ADS held for any cash distribution made, or for any elective cash/stock dividend offered, pursuant to the Deposit Agreement,

(ii)	a fee of up to U.S.$0.05 per ADS held for the direct or indirect distribution of securities (other than ADSs or rights to purchase additional ADSs pursuant to paragraph (10) hereof) or the net cash proceeds from the public or private sale of any such securities, regardless of whether any such distribution and/or sale is made by, for, or received from, or (in each case) on behalf of, the Depositary, the Company and/or any third party (which fee may be assessed against Holders as of a record date set by the Depositary),

(iii)	an aggregate fee of up to U.S.$0.05 per ADS per calendar year (or portion thereof) for services performed by the Depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against Holders as of the record date or record dates set by the Depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions), and

(iv)	an amount for the reimbursement of such charges and expenses as are incurred by the Depositary and/or any of its agents (including, without limitation, the Custodian, as well as charges and expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Shares or other Deposited Property, the sale of securities (including, without limitation, Deposited Property), the delivery of Deposited Property or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation (which charges and expenses may be assessed on a proportionate basis against Holders as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge or expense from one or more cash dividends or other cash distributions).

(c)  Other Obligations, Fees, Charges and Expenses. The Company will pay all other fees, charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except:

(i)	stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares);

(ii)	a transaction fee per cancellation request (including any cancellation request made through SWIFT, facsimile transmission or any other method of communication) as disclosed on the "Disclosures" page (or successor page) of www.adr.com (as updated by the Depositary from time to time, "ADR.com") and any applicable delivery expenses (which are payable by such persons or Holders); and

(iii)	transfer or registration expenses for the registration or transfer of Deposited Property on any applicable register in connection with the deposit or withdrawal of Deposited Property (which are payable by persons depositing Shares or Holders withdrawing Deposited Property).

(d)  The right of the Depositary to charge and receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. Upon the resignation or removal of the Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

(e)  Disclosure of Potential Depositary Payments. The Depositary anticipates reimbursing the Company for certain expenses incurred by the Company that are related to the establishment and maintenance of the ADR program upon such terms and conditions as the Company and the Depositary may agree from time to time. The Depositary may make available to the Company a set amount or a portion of the Depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as the Company and the Depositary may agree from time to time.

(f)  The Depositary may agree to reduce or waive certain fees, charges and expenses provided herein and in the Deposit Agreement, including, without limitation, those described in this Section 5.9 that would normally be charged on ADSs issued to or at the direction of, or otherwise held by, the Company and/ or certain Holders and Beneficial Owners and holders and beneficial owners of Shares of the Company.

(g)  The Depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities hereunder. Such division, branch and/or affiliate may charge the Depositary a fee in connection with such sales, which fee is considered an expense of the Depositary contemplated under the Deposit Agreement and/or under this paragraph (11) (ADS Fees and Charges). All purchases and sales of securities will be handled by the Depositary in accordance with its then current policies, which are currently set forth on the "Disclosures" page (or successor page) of ADR.com, the location and contents of which the Depositary shall be solely responsible for.

(h)  All ADS fees and charges so payable may be deducted from the distributions or must be remitted to the Depositary or its designee, and may, at any time and from time to time, be changed by agreement between the Depositary and the Company but, in the case of ADS fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated by paragraph (23) of this ADR and as contemplated in Section 6.1 of the Deposit Agreement. The Depositary shall provide, without charge, a copy of its latest ADS fee schedule to anyone upon request.

The obligation of Holders and Beneficial Owners to pay ADS fees and charges shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4 of the Deposit Agreement, the right to collect ADS fees and charges shall extend for those ADS fees and charges incurred prior to the effectiveness of such resignation or removal.

(12)  Title to ADRs. Subject to the limitations contained in the Deposit Agreement and in this ADR, it is a condition of this ADR, and every successive Holder of this ADR by accepting or holding the same consents and agrees, that title to this ADR (and to each Certificated ADS evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, this ADR has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of an ADS (that is, the person in whose name an ADS is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Deposit Agreement or this ADR to any holder of this ADR or any Beneficial Owner unless, in the case of a holder of ADSs, such holder is the Holder of this ADR registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner, or the Beneficial Owner's representative, is the Holder registered on the books of the Depositary.

(13)  Validity of ADR. The Holder(s) of this ADR (and the ADSs represented hereby) shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless this ADR has been (i) dated, (ii) signed by the manual or facsimile signature of a duly-authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly-authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADSs. No ADR and no Certificated ADS evidenced thereby shall be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless such ADR shall have been so dated, signed, countersigned and registered (other than an American depositary receipt issued and outstanding as of the date hereof under the terms of the Prior Deposit Agreement which from and after the date hereof becomes subject to the terms of the Deposit Agreement in all respects). An ADR bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the Delivery of such ADR by the Depositary.

(14)  Available Information; Reports; Inspection of Transfer Books. The Company is subject to the periodic reporting requirements of the Exchange Act and, accordingly, files or furnishes certain reports with the Commission. These reports can be retrieved from the Commission's website (www.sec.gov) and can be inspected and copied at the public reference facilities maintained by the Commission located (as of the date of the Deposit Agreement) at 100 F Street, N.E., Washington, D.C. 20549, U.S.A. The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company that are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Property and (b) made generally available to the holders of such Deposited Property by the Company. The Depositary shall also provide or make available to Holders copies of such reports when furnished by the Company pursuant to Section 5.6 of the Deposit Agreement.

The Registrar shall keep books for the registration of ADSs which at all reasonable times shall be open for inspection by the Company and by the Holders of such ADSs, provided that such inspection shall not be, to the Registrar's knowledge, for the purpose of communicating with Holders of such ADSs in the interest of a business or object other than the business of the Company or other than a matter related to the Deposit Agreement or the ADSs.

The Registrar may close the transfer books with respect to the ADSs, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to paragraph (25) and Section 7.8 of the Deposit Agreement.

Dated:

JPMORGAN CHASE BANK, N.A., as Depositary

By
Authorized Officer

The address of the Principal Office of the Depositary is located at 383 Madison Avenue, Floor 11, New York, New York 10179, U.S.A.

[FORM OF REVERSE OF ADR]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS OF THE DEPOSIT AGREEMENT

(15)  Dividends and Distributions in Cash, Shares, etc.; Foreign Exchange Related Matters.

(a)  Cash Distributions. Upon the timely receipt by the Depositary of a notice from the Company that it intends to make a distribution of a cash dividend or other cash distribution, the Depositary shall establish an ADS Record Date upon the terms described in Section 4.9 of the Deposit Agreement. Upon receipt of confirmation from the Custodian of receipt of any cash dividend or other cash distribution in respect of any Deposited Property (whether from the Company or otherwise), or proceeds from the sale of any Deposited Property held in respect of the ADSs under the terms of the Deposit Agreement, the Depositary will (i) if at the time of receipt thereof any amounts received in a Foreign Currency can, in the judgment of the Depositary (pursuant to Section 4.8 of the Deposit Agreement), be converted on a practicable basis into Dollars transferable to the United States, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (on the terms described in Section 4.8 of the Deposit Agreement), (ii) if applicable and unless previously established, establish the ADS Record Date upon the terms described in Section 4.9 of the Deposit Agreement, and (iii) distribute promptly the amount thus received (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be withheld without liability and dealt with by the Depositary in accordance with its then current practices. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities, or from any cash proceeds from the sales of Deposited Property, an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADSs shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request. The Depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable Holders and Beneficial Owners of ADSs until the distribution can be effected or the funds that the Depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for above, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.1 of the Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary's failure to perform the actions contemplated in Section 4.1 of the Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

Any Dollars available will be distributed by check or electronic transfer from a bank in the United States or such other means as may be agreed by the Company and the Depositary for whole dollars and cents.

For all cash dividends and other cash distributions that are made available to the Depositary after the date that will be published on adr.com and communicated to then current Holders by mail, the Depositary will distribute any Cash to Holders via electronic funds transfer ("EFT") or, at the election of the Company, by check, except as otherwise provided in this paragraph. In order to receive such amounts by EFT, Holders must provide their bank deposit details to the Depositary in accordance with the instructions provided by the Depositary for this purpose. Except where the Company has elected to have an entire net cash distribution be paid to Holders by check, subject to the last sentence of this paragraph, all such amounts owing to Holders who do not provide such bank deposit details shall be held by the Depositary on behalf of such Holders until such bank deposit details have been provided. All amounts so held by the Depositary will be reported for tax purposes as if paid to all Holders as of the date that funds are first made available to Holders and will neither accrue interest nor be invested for Holders while they are being held. Under such circumstances, a Holder will be unable to receive cash dividends or other cash distributions to which it is entitled until such time as such Holder either (i) provides its bank deposit details to the Depositary in accordance with the instructions provided by the Depositary for this purpose, (ii) transfers such Holder's ADS position into DTC or (iii) cancels its ADSs (whereupon, in the case of a transfer to DTC or a cancellation, such Holder will receive a check for the aggregate amount of cash dividends and/or cash distributions being held on its behalf). Notwithstanding the foregoing, the Depositary shall, if instructed by the Company, distribute cash dividends and other cash distributions by check or by such other means as the Company and the Depositary may agree.

(b)  Share Distributions. Upon the timely receipt by the Depositary of a notice from the Company that it intends to make a distribution that consists of a dividend in, or free distribution of Shares that it wishes to be made available to Holders of ADSs, the Depositary shall establish the ADS Record Date upon the terms described in Section 4.9 of the Deposit Agreement. Upon receipt of (x) confirmation from the Custodian of the receipt of the Shares so distributed by the Company and (y) confirmation from the Company that it wishes such distribution to be made available to Holders of ADSs and satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement, the Depositary shall either (i) subject to Section 5.9 of the Deposit Agreement, distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date, additional ADSs, which represent in the aggregate the number of Shares received as such dividend, or free distribution, subject to the other terms of the Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes), or (ii) if additional ADSs are not so distributed, take all actions necessary so that each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary, and (b) taxes). In lieu of delivering fractional ADSs, the Depositary shall sell the number of Shares or ADSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms described in Section 4.1 of the Deposit Agreement.

In the event that (x) the Depositary determines that any distribution in property (including Shares) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, (y) the Company has advised the Depositary that it does not wish such Shares to be distributed to Holders of ADSs, or in the fulfillment of its obligation under Section 5.7 of the Deposit Agreement, has advised the Depositary that the distribution of the Shares cannot be legally made under Japanese law to Holders and Beneficial Owners of ADSs or has failed to deliver satisfactory documentation that the distribution of the Shares can be legally made under Japanese law to Holders and Beneficial Owners of ADSs, or has furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of (a) taxes and (b) fees and charges of, and the expenses incurred by, the Depositary) to Holders entitled thereto upon the terms of Section 4.1 of the Deposit Agreement. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for in Section 4.2 of the Deposit Agreement, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.2 of the Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary's failure to perform the actions contemplated in Section 4.2 of the Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

(c)  Elective Distributions in Cash or Shares. Upon the timely receipt of a notice indicating that the Company wishes an elective distribution in cash or Shares to be made available to Holders of ADSs upon the terms described in the Deposit Agreement, the Company and the Depositary shall determine in accordance with the Deposit Agreement whether such distribution is lawful and reasonably practicable. The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution be made available to Holders, (ii) the Depositary shall have determined, after consultation with the Company if practicable, that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement. If the above conditions are satisfied, the Depositary shall, subject to the terms and conditions of the Deposit Agreement, establish an ADS Record Date according to paragraph (16) and establish procedures to enable the Holder hereof to elect to receive the proposed distribution in cash or in additional ADSs. If a Holder elects to receive the distribution in cash, the distribution shall be made as in the case of a distribution in cash. If the Holder hereof elects to receive the distribution in additional ADSs, the distribution shall be made as in the case of a distribution in Shares upon the terms described in the Deposit Agreement. If such elective distribution is not reasonably practicable, if the Depositary did not receive satisfactory documentation set forth in the Deposit Agreement or if the Company requests that such elective distribution not be made available to Holders of ADSs, the Depositary shall establish the ADS Record Date upon the terms of Section 4.9 of the Deposit Agreement and, to the extent permitted by law, distribute to Holders, on the basis of the same determination as is made in Japan in respect of the Shares for which no election is made, either (x) cash upon the terms described in Section 4.1 of the Deposit Agreement or (y) additional ADSs representing such additional Shares, in each case, upon the terms described in Section 4.2 of the Deposit Agreement. Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to the Holder hereof a method to receive the elective distribution in Shares (rather than ADSs). There can be no assurance that the Holder hereof will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for above, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.3 of the Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary's failure to perform the actions contemplated in Section 4.3 of the Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

(d)  Distribution of Rights to Purchase Additional ADSs. Upon the timely receipt by the Depositary of a notice indicating that the Company wishes rights to subscribe for additional Shares to be made available to Holders of ADSs, the Depositary upon consultation with the Company, shall determine, whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to any Holders only if (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received satisfactory documentation contemplated in Section 5.7 of the Deposit Agreement, and (iii) the Depositary shall have determined, after consultation with the Company if practicable, that such distribution of rights is reasonably practicable. If such conditions are not satisfied or if the Company requests that the rights not be made available to Holders of ADSs, the Depositary shall proceed with the sale of the rights as described below. In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date (upon the terms described in Section 4.9 of the Deposit Agreement) and establish procedures to (x) distribute rights to purchase additional ADSs (by means of warrants or otherwise), (y) enable the Holders to exercise such rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) deliver ADSs upon the valid exercise of such rights. The Company shall assist the Depositary to the extent necessary in establishing such procedures. Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Shares (rather than ADSs). If (i) the Company does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement or determines, after consultation with the Company if practicable, it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public or private sale) as it may deem practicable. If the Depositary determines to sell the rights, the Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms hereof and of Section 4.1 of the Deposit Agreement. If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.4(a) of the Deposit Agreement or to arrange for the sale of the rights upon the terms described in Section 4.4(b) of the Deposit Agreement, the Depositary shall allow such rights to lapse. The Depositary shall not be liable for (i) any failure to accurately determine whether it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything herein or in Section 4.4 of the Deposit Agreement to the contrary, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable jurisdiction in which rights would be distributed, in each case satisfactory to the Depositary, to the effect, among other things, that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws and dealing with such issues requested by the Depositary pursuant to Section 5.7 of the Deposit Agreement.

In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of Deposited Property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADSs shall be reduced accordingly. In the event that the Depositary determines that any distribution of Deposited Property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such Deposited Property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights. Nothing herein or in the Deposit Agreement shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

(e)  Distributions other than Cash, Shares or Rights to Purchase Shares. Upon receipt of a notice indicating that the Company wishes property other than cash, Shares or rights to purchase additional Shares, to be made available to Holders of ADSs, the Depositary shall determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received the satisfactory documentation contemplated in the Deposit Agreement, and (iii) the Depositary shall have determined, after consultation with the Company if practicable, that such distribution is reasonably practicable. Upon satisfaction of such conditions, the Depositary shall distribute the property so received to the Holders of record, as of the ADS Record Date, in proportion to the number of ADSs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

If the conditions above are not satisfied, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any and in a Foreign Currency, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADS Record Date upon the terms hereof and of Section 4.1 of the Deposit Agreement. If the Depositary is unable to sell such property, the Depositary may dispose of such property for the account of the Holders in any way it deems reasonably practicable under the circumstances, including, if such property is shares of any company other than the Company, in lieu of selling or causing such property to be sold, distributing to Holders American depositary shares issued by JPMorgan under a separate deposit agreement or through an unsponsored ADR program, in either case, representing such shares.

Neither the Depositary nor the Company shall be liable for (i) any failure to accurately determine whether it is lawful or practicable to make the property described in Section 4.5 of the Deposit Agreement available to Holders in general or any Holders in particular, nor (ii) any foreign exchange exposure or loss incurred in connection with the sale or disposal of such property.

(f)  Foreign Exchange Related Matters. To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the Depositary may engage the foreign exchange desk within JPMorgan Chase Bank, N.A. (the "Bank") and/or its affiliates in order to enter into spot foreign exchange transactions to convert Foreign Currency into Dollars ("FX Transactions"). For certain currencies, FX Transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, FX Transactions are routed directly to and managed by an unaffiliated local custodian (or other third-party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such FX Transactions.

The foreign exchange rate applied to an FX Transaction will be either (i) a published benchmark rate, or (ii) a rate determined by a third-party local liquidity provider, in each case plus or minus a spread, as applicable. The Depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the "Disclosures" page (or successor page) of ADR.com. Such applicable foreign exchange rate and spread may (and neither the Depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the FX Transaction. Additionally, the timing of execution of an FX Transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on the Company, the Depositary, Holders or Beneficial Owners. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity.

Notwithstanding the foregoing, to the extent the Company provides Dollars to the Depositary, neither the Bank nor any of its affiliates will execute an FX Transaction as set forth herein. In such case, the Depositary will distribute the Dollars received from the Company.

Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of FX Transactions will be provided by the Depositary on ADR.com. The Company, Holders and Beneficial Owners each acknowledge and agree that the terms applicable to FX Transactions disclosed from time to time on ADR.com will apply to any FX Transaction executed pursuant to the Deposit Agreement.

(16)  Redemption. If the Company intends to exercise any right of redemption in respect of any of the Deposited Securities, the Company shall give notice thereof to the Depositary at least thirty (30) days prior to the intended date of redemption, or such shorter period that the Depositary and the Company may mutually agree from time to time, which notice shall set forth the particulars of the proposed redemption. Upon timely receipt of (i) such notice and (ii) satisfactory documentation given by the Company to the Depositary within the terms of Section 5.7 of the Deposit Agreement, and only if, after consultation with the Company if practicable, the Depositary shall have determined that such proposed redemption is practicable, the Depositary shall provide to each Holder a notice setting forth the intended exercise by the Company of the redemption rights and any other particulars set forth in the Company's notice to the Depositary. The Depositary shall instruct the Custodian to present to the Company the Deposited Securities in respect of which redemption rights are being exercised against payment of the applicable redemption price. Upon receipt of confirmation from the Custodian that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, and distribute the proceeds (net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel ADRs, if applicable, upon delivery of such ADSs by Holders thereof and the terms set forth in Sections 4.1 and 6.2 of the Deposit Agreement. If less than all outstanding Deposited Securities are redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary. The redemption price per ADS shall be the dollar equivalent of the per share amount received by the Depositary (adjusted to reflect the ADS(s)-to-Share(s) ratio) upon the redemption of the Deposited Securities represented by ADSs (subject to the terms of Section 4.8 of the Deposit Agreement and the applicable fees and charges of, and expenses incurred by, the Depositary, and applicable taxes) multiplied by the number of Deposited Securities represented by each ADS redeemed. Notwithstanding anything contained in this Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed redemption provided for in Section 4.7 of the Deposit Agreement, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.7 of the Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary's failure to perform the actions contemplated in Section 4.7 of the Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

(17)  Fixing of ADS Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Shares, rights or otherwise), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of, holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date (the "ADS Record Date") for the determination of the Holders of ADS(s) who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each ADS. The Depositary shall make reasonable efforts to establish the ADS Record Date as closely as practicable to the applicable record date for the Deposited Securities (if any) set by the Company in Japan and shall not announce the establishment of any ADS Record Date prior to the relevant corporate action having been made public by the Company (if such corporate action affects the Deposited Securities). If the ADSs are listed on any securities exchange, such Record Date shall be fixed in compliance with any applicable rules of such securities exchange.

Subject to applicable law, the terms and conditions of this ADR and Sections 4.1 through 4.8 of the Deposit Agreement, only the Holders of ADSs at the close of business in New York on such ADS Record Date shall be entitled to receive such distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

(18)  Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall fix the ADS Record Date in respect of such meeting or solicitation of consent or proxy in accordance with paragraph (17) above and Section 4.9 of the Deposit Agreement. The Depositary shall, if requested by the Company in writing in a timely manner promptly after the approval by the Company's Board of Directors of the convocation of such meeting or the solicitation of such consents or proxies, or promptly after any other party authorized to do so has called such meeting or initiated the solicitation of such consents or proxies, at the Company's expense and provided no U.S. legal prohibitions exist, distribute, as soon as practicable after receiving receipt thereof, to Holders as of the ADS Record Date: (a) such notice of meeting or solicitation of consent or proxy, (b) a statement that the Holders at the close of business on the ADS Record Date will be entitled, subject to any applicable law, the provisions of the Deposit Agreement, the Articles of Incorporation of the Company and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by such Holder's ADSs, and (c) a brief statement as to the manner in which such voting instructions may be given (collectively, the "Voting Notice").

Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (e.g., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

Voting instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities. Upon the timely receipt of voting instructions from a Holder of ADSs as of the ADS Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Deposit Agreement, the Articles of Incorporation of the Company and the provisions of the Deposited Securities, to vote, or cause the Custodian to vote, the Deposited Securities (in person or by proxy) represented by such Holder's ADSs in accordance with such voting instructions.

The Depositary shall not exercise any voting discretion over the Deposited Securities. If the Depositary timely receives voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder's ADSs, the Depositary will deem such Holder (unless otherwise specified in the notice distributed to Holders) to have instructed the Depositary to vote in favor of the items set forth in such voting instructions. To the extent that (A) the Depositary receives the Company's written request pursuant to the first paragraph of this paragraph (18) in a timely manner as provided therein , (B) the Depositary reasonably believes that it has been provided with notice of a meeting in sufficient time to ensure that the Voting Notice will be received by all Holders and Beneficial Owners no less than ten (10) days prior to the date of the meeting and/or the cut-off date for the solicitation of consents, and (C) the Depositary does not receive instructions from a Holder as of the ADS Record Date on or before the date established by the Depositary for such purpose, such Holder shall be deemed, and the Depositary shall deem such Holder, to have instructed the Depositary to give a discretionary proxy to a person designated by the Company to vote the Deposited Securities; provided, however, such discretionary proxy shall not be given with respect to any matter to be voted upon (a) as to which the Company informs the Depositary that (i) there is contest to the action to be taken at the meeting, (ii) the matter relates to authorizing a merger, consolidation or amalgamation (except an amalgamation between the Company and one or more of its subsidiaries), or (iii) the rights or privileges of the holders of such Shares or other Deposited Securities may be substantially affected and (b) unless the Depositary has obtained an opinion of counsel, in form and substance satisfactory to the Depositary, confirming that (i) the granting of such discretionary proxy does not subject the Depositary to any reporting obligations in Japan, (ii) the granting of such proxy will not result in a violation of the laws, rules, regulations or permits of Japan, (iii) the voting arrangement and deemed instruction as contemplated herein will be given effect under the laws, rules and regulations of Japan, and (iv) the granting of such discretionary proxy will not under any circumstances result in the Shares represented by the ADSs being treated as assets of the Depositary under the laws, rules or regulations of Japan. Notwithstanding anything else contained herein, to the extent the Depositary receives the opinion described in (b) above, the Depositary shall, if so requested in writing by the Company, represent all Deposited Securities (whether or not voting instructions have been received in respect of such Deposited Securities from Holders as of the ADS Record Date) for the sole purpose of establishing quorum at a meeting of shareholders. So long as under the Articles of Incorporation or other similar document of the Company and Japanese law votes may only be cast in respect of one or more whole Units of Shares, (i) the same instructions received from Holders shall be aggregated and the Depositary shall, subject to applicable law and market practice, endeavor to vote or cause to be voted the number of whole Units in respect of which such instructions as so aggregated have been received, in accordance with such instructions, and (ii) such Holders acknowledge and agree that, if the Depositary has received the same instructions any portion of which, after aggregation of all such instructions, constitutes instructions with respect to less than a whole Unit of Shares, the Depositary will be unable to vote or cause to be voted the Shares to which such portion of the instructions applies.

Unless otherwise reasonably requested by the Company, on the business day following the date fixed by the Depositary as the last date for delivery of voting instructions, the Depositary shall endeavor to give notice to the Company of the voting instructions received by the Depositary from the Holders as of the close of business on such fixed date.

Notwithstanding anything else contained in the Deposit Agreement or any ADR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate applicable law, rules or regulations. The Company agrees to take any and all actions reasonably necessary to enable Holders and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities and to deliver to the Depositary an opinion of U.S. counsel addressing any actions requested to be taken if so requested by the Depositary.

There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable the Holder to return voting instructions to the Depositary in a timely manner.

(19)  Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, consolidation or sale of assets affecting the Company or to which it is a party, any property which shall be received by the Depositary or the Custodian in exchange for, or in conversion of, or replacement of, or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Property under the Deposit Agreement, and this ADR shall, subject to the provisions of the Deposit Agreement, this ADR and applicable law, represent the right to receive such additional or replacement Deposited Property. In giving effect to such change, split-up, cancellation, consolidation or other reclassification of Deposited Securities, recapitalization, reorganization, merger, consolidation or sale of assets, the Depositary may, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes) and receipt of an opinion of counsel to the Company satisfactory to the Depositary that, among other things, such actions are not in violation of any applicable laws or regulations, (i) issue and deliver additional ADSs (and execute and deliver ADRs evidencing such ADSs, as applicable) as in the case of a stock dividend on the Shares, (ii) amend the Deposit Agreement, the Form of ADR attached as Exhibit A to the Deposit Agreement and the applicable ADRs, (iii) amend the applicable Registration Statement(s) on Form F-6 as filed with the Commission in respect of the ADSs, (iv) call for the surrender of outstanding ADRs to be exchanged for new ADRs, and (v) take such other actions as are appropriate to reflect the transaction with respect to the ADSs. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of ADRs. Notwithstanding the foregoing, in the event that any Deposited Property so received may not be lawfully distributed to some or all Holders, the Depositary may, after consultation with the Company if practicable, and shall, if the Company requests, subject to receipt of an opinion of Company's counsel satisfactory to the Depositary that, among other things, such action is not in violation of any applicable laws or regulations, endeavor to sell such Deposited Property at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) applicable taxes) for the account of the Holders otherwise entitled to such Deposited Property upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1 of the Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such Deposited Property available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such Deposited Property.

(20)  Exoneration. Notwithstanding anything contained in the Deposit Agreement or this ADR, neither the Depositary nor the Company nor any of their respective directors, officers, employees, agents and/or affiliates shall be obligated to do or perform any act or thing which is inconsistent with the provisions of the Deposit Agreement or incur any liability (to the extent not limited by Section 7.8(b) of the Deposit Agreement) to Holders or Beneficial Owners (i) if the Depositary, the Custodian, the Company or any of their respective directors, officers, employees, agents and affiliates shall be prevented or forbidden from, hindered or delayed in or subject to any civil or criminal penalty or restraint on account of, doing or performing any act or thing required or contemplated by the terms of the Deposit Agreement, by reason of any provision of any present or future law, rule, regulation, fiat, order or decree of the United States, Japan or any other country or jurisdiction, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Company's Articles of Incorporation, any act of God, war, terrorism, epidemic, pandemic, nationalization, expropriation, currency restrictions, extraordinary market conditions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, cyber, ransomware or malware attack, computer failure or circumstance beyond its direct and immediate control, (ii) by reason of any performance, non-performance or delay, caused as aforesaid, in the performance of any act or things which by the terms of the Deposit Agreement it is provided shall or may be done or performed or any exercise or failure to exercise any discretion given to it in the Deposit Agreement or this or any ADR (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable), (iii) for any action or inaction by it in reliance upon the advice of or information from any legal counsel, any accountant, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof or any other person believed by it to be competent to give such advice or information and/or, in the case of the Depositary, the Company, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of ADSs, (v) for any action or inaction of any clearing or settlement system (and any participant thereof) for the Deposited Property or the ADSs, or (vi) for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity (including, without limitation, Holders and Beneficial Owners of ADRs and ADSs), whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties. The Depositary may rely upon instructions from the Company or its counsel in respect of any approval or license required for any currency conversion, transfer or distribution.

No provision of the Deposit Agreement or the ADRs is intended to constitute a waiver or limitation of any rights which Holders or Beneficial Owners may have under the Securities Act or the Exchange Act, to the extent applicable.

The Depositary shall not incur any liability in connection with or arising from any failure, inability or refusal by the Company or any other party, including any share registrar, transfer agent or other agent appointed by the Company, the Depositary or any other party, to process any transfer, delivery or distribution of cash, Shares, other securities or other property, including without limitation upon the termination of the Deposit Agreement, or otherwise to comply with any provisions of the Deposit Agreement that are applicable to it.

Notwithstanding any other provision of the Deposit Agreement or any ADR, to the extent the Depositary reasonably requests one or more legal opinions pursuant to Section 5.7 of the Deposit Agreement and the Company does not agree to provide the same for any reason after good faith discussions between the Company and the Depositary, the Depositary shall be under no obligation to take any action with respect to any of the events set forth in (i) – (ix) of the first sentence of said Section 5.7, or the Depositary may in its sole discretion take such actions or omit to take such actions as it deems appropriate given the absence of any one or more requested legal opinions, and neither the Depositary nor any of its agents, including, without limitation, the Custodian, shall incur any liability in connection with or arising from any such act or failure to act.

(21)  Standard of Care. The Company, the Depositary and their respective directors, officers, employees, agents and affiliates assume no obligation and shall not be subject to any liability under the Deposit Agreement or any ADRs to any Holder(s) or Beneficial Owner(s), except that the Company and the Depositary agree to perform their respective obligations specifically set forth in the Deposit Agreement or the applicable ADRs without gross negligence or bad faith and the Depositary shall not be a fiduciary or have any fiduciary duty to Holders or Beneficial Owners. Without limitation of the foregoing, (a) neither the Depositary nor any of its agents hereunder shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities, the ADSs or any ADR, (b) neither the Company nor any of its agents hereunder shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities, the ADSs or any ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required.

Neither the Company nor the Depositary and their respective controlling persons, directors, officers, employees, agents or affiliates shall be liable for any failure of the Depositary to carry out any instructions to vote any of the Deposited Securities, the Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any vote instructions are given or deemed given or any vote is cast or for the effect of any vote.

The Depositary shall endeavor to effect any sale of securities or other property and any conversion of currency, securities or other property, in each case as is referred to or contemplated in the Deposit Agreement or the form of ADR, in accordance with the Depositary's normal practices and procedures under the circumstances applicable to such sale or conversion, but shall have no liability (in the absence of its own willful default or gross negligence or that of its agents, officers, directors or employees) with respect to the terms of any such sale or conversion, including the price at which such sale or conversion is effected, or if such sale or conversion shall not be practicable, or shall not be believed, deemed or determined to be practicable by the Depositary. Specifically, the Depositary shall not have any liability for the price received in connection with any public or private sale of securities (including, without limitation, for any sale made at a nominal price), the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.

The Depositary shall not incur any liability for any failure to accurately determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by or on behalf of the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Property, for the validity or worth of the Deposited Property, for the value of any Deposited Property or any distribution thereon, for any interest on Deposited Property, for any financial transaction entered into by any person in respect of the ADSs or any Deposited Property, for any tax consequences that may result from the ownership of, or any transaction involving, ADSs or Deposited Property, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement, for the failure or timeliness of any notice from the Company, or for any action of or failure to act by, or any information provided or not provided by, DTC or any DTC Participant, or for any action (or refusal to act) by any ministry or regulatory authority in respect thereof. The Company shall not incur any liability to Holders or Beneficial Owners for any failure to accurately determine that any distribution or action may be lawful or reasonably practicable, for any investment risk associated with acquiring an interest in the Deposited Property, for the validity or worth of the Deposited Property, for the value of any Deposited Property or any distribution thereon, for any interest on Deposited Property, for any financial transaction entered into by any person in respect of the ADS or any Deposited Property, for any tax consequences that may result from the ownership of, or any transaction involving, ADSs or Deposed Property, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for any action of or failure to act by, or any information provided or not provided by, DTC or any DTC Participant or for any action (or refusal to act) by any ministry or regulatory authority in respect thereof.

The Depositary shall be under no obligation to inform Holders or Beneficial Owners about the requirements of the laws, rules or regulations or any changes therein or thereto of Japan, the United States or any other country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system.

Notwithstanding anything herein to the contrary, the Depositary and the Custodian(s) may use third-party delivery services and providers of information regarding matters such as, but not limited to, pricing, proxy voting, corporate actions, class action litigation and other services in connection herewith and the Deposit Agreement, and use local agents to provide services such as, but not limited to, attendance at any meetings of security holders of issuers. Although the Depositary and the Custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third-party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary.

Notwithstanding anything else contained herein, the Depositary shall have no liability or responsibility under the Deposit Agreement, any ADR or any related agreement, for any period prior to the appointment of the Depositary or for any act or omission of the predecessor to the Depositary or any of its agents (including the predecessor depositary's custodian), under or in connection with this Deposit Agreement, any ADRs or any related agreement.

Notwithstanding anything to the contrary set forth in the Deposit Agreement or an ADR, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Holder or Holders, any ADR or ADRs or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.

The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. Notwithstanding anything to the contrary contained in the Deposit Agreement (including the ADRs) and, subject to the further limitations set forth herein, the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that any Holder has incurred liability directly as a result of the Custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located.

The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system.

(22)  Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the ninetieth (90th) day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the Deposit Agreement), or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the later of (i) the ninetieth (90th) day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the Deposit Agreement), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Sections 5.8 and 5.9 of the Deposit Agreement). The predecessor depositary, upon payment of all sums due it and on the written request of the Company shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.8 and 5.9 of the Deposit Agreement), (ii) duly assign, transfer and deliver all of the Depositary's right, title and interest to the Deposited Property to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADSs and such other information relating to ADSs and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly provide notice of its appointment to such Holders. Any entity into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

(23)  Amendment/Supplement. Subject to the terms and conditions of this paragraph 23, the Deposit Agreement and applicable law, this ADR and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect that they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees on a per ADS basis or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or that shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding ADSs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Holders of outstanding ADSs. Notice of any amendment to the Deposit Agreement or any ADR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders and Beneficial Owners to retrieve or receive the text of such amendment (e.g., upon retrieval from the Commission's, the Depositary's or the Company's website or upon request from the Depositary). The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be settled solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial existing rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADSs, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement and this ADR as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such ADS and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of, or supplement to, the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and this ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement and this ADR in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

(24)  Termination. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If ninety (90) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and, in either case, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the Deposit Agreement, the Depositary may terminate the Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. The date so fixed for termination of the Deposit Agreement in any termination notice so distributed by the Depositary to the Holders of ADSs is referred to as the "Termination Date". Until the Termination Date, the Depositary shall continue to perform all of its obligations under the Deposit Agreement, and the Holders and Beneficial Owners will be entitled to all of their rights under the Deposit Agreement. If any ADSs shall remain outstanding after the Termination Date, the Registrar and the Depositary shall not, after the Termination Date, have any obligation to perform any further acts under the Deposit Agreement, except that the Depositary shall, subject, in each case, to the terms and conditions of the Deposit Agreement, continue to (i) collect dividends and other distributions pertaining to Deposited Securities, (ii) sell Deposited Property received in respect of Deposited Securities, (iii) deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any other Deposited Property, in exchange for ADSs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.9 of the Deposit Agreement), and (iv) take such actions as may be required under applicable law in connection with its role as Depositary under the Deposit Agreement. At any time after the Termination Date, the Depositary may sell the Deposited Property then held under the Deposit Agreement and shall after such sale hold un-invested the net proceeds of such sale, together with any other cash then held by it under the Deposit Agreement, in an un-segregated account and without liability for interest, for the pro rata benefit of the Holders whose ADSs have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement except (i) to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.9 of the Deposit Agreement), and (ii) as may be required at law in connection with the termination of the Deposit Agreement. After the Termination Date, the Company shall be discharged from all obligations under the Deposit Agreement, except for its obligations to the Depositary under Sections 5.8, 5.9 and 7.6 of the Deposit Agreement. The obligations under the terms of the Deposit Agreement of Holders and Beneficial Owners of ADSs outstanding as of the Termination Date shall survive the Termination Date and shall be discharged only when the applicable ADSs are presented by their Holders to the Depositary for cancellation under the terms of the Deposit Agreement (except as specifically provided in the Deposit Agreement).

Notwithstanding anything contained in the Deposit Agreement or any ADR, in connection with the termination of the Deposit Agreement, the Depositary may, independently and without the need for any action by the Company, except to the extent prohibited by applicable laws and regulations, make available to Holders of ADSs a means to withdraw the Deposited Securities represented by their ADSs and to direct the deposit of such Deposited Securities into an unsponsored American depositary shares program established by the Depositary, upon such terms and conditions as the Depositary may deem reasonably appropriate, subject however, in each case, to satisfaction of the applicable registration requirements by the unsponsored American depositary shares program under the Securities Act, and to receipt by the Depositary of payment of the applicable taxes and the ADS fees and charges of, and reimbursement of the applicable expenses incurred by, the Depositary.

(25)  Compliance with U.S. Securities Laws. Notwithstanding any provisions in this ADR or the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

(26)  Certain Rights of the Depositary. The Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs.

(27)  Relationship between the Company and Holders and Beneficial Owners. Notwithstanding any provision in the Deposit Agreement to the contrary, Holders and Beneficial Owners, in their capacity as such, have no claims or rights against or in relation to the Company to the extent that such claims or rights are conferred through ownership of the Shares, unless and until such Holders and Beneficial Owners convert their ADSs into Shares.

(28)  No Third-Party Beneficiaries/Acknowledgments. The Deposit Agreement and this ADR is for the exclusive benefit of the parties hereto (and their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except to the extent specifically set forth in the Deposit Agreement. A Beneficial Owner shall only be able to exercise any right or receive any benefit hereunder solely through the Holder of the ADR(s) evidencing the ADSs owned by such Beneficial Owner. Nothing in the Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties nor establish a fiduciary or similar relationship among the parties. The parties to the Deposit Agreement and, by holding any ADSs or interests therein, all Holders and Beneficial Owners acknowledge and agree that (i) the Depositary, its divisions, branches and affiliates, and their respective agents, may from time to time be in the possession of non-public information about the Company, Holders, Beneficial Owners and/or their respective affiliates, (ii) the Depositary and its divisions, branches and affiliates may at any time have multiple banking relationships with the Company, Holders, Beneficial Owners and/or the affiliates of any of them, (iii) the Depositary and its divisions, branches and affiliates may, from time to time, be engaged in transactions in which parties adverse to the Company or the Holders or Beneficial Owners and/or their respective affiliates may have interests, (iv) nothing contained in the Deposit Agreement or any ADR(s) shall (A) preclude the Depositary or any of its divisions, branches or affiliates from engaging in any such transactions or establishing or maintaining any such relationships, or (B) obligate the Depositary or any of its divisions, branches or affiliates to disclose any such transactions or relationships or to account for any profit made or payment received in any such transactions or relationships, (v) the Depositary shall not be deemed to have knowledge of any information held by any branch, division or affiliate of the Depositary and (vii notice to a Holder shall be deemed, for all purposes of the Deposit Agreement and this ADR, to constitute notice to any and all Beneficial Owners of the ADSs evidenced by such Holder's ADRs. For all purposes under the Deposit Agreement and the ADRs, the Holder of an ADR shall be deemed to have all requisite authority to act on behalf of any and all Beneficial Owners of the ADSs evidenced by an ADR.

(29)  Jurisdiction; Waivers. By holding or owning an ADR or ADS or an interest therein, Holders and Beneficial Owners each irrevocably agree that any legal suit, action or proceeding against or involving Holders or Beneficial Owners brought by the Company or the Depositary, arising out of or based upon this Deposit Agreement, the ADSs, the ADRs or the transactions contemplated herein, therein, hereby or thereby, may be instituted in a state or federal court in New York, New York, and by holding or owning an ADR or ADS or an interest therein each irrevocably waives any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.

By holding or owning an ADR or ADS or an interest therein, Holders and Beneficial Owners each also irrevocably agree that any legal suit, action or proceeding against or involving the Depositary and/or the Company brought by Holders or Beneficial Owners, arising out of or based upon this Deposit Agreement, the ADSs, the ADRs or the transactions contemplated herein, therein, hereby or thereby, including, without limitation, claims under the Securities Act, may be instituted only in the United States District Court for the Southern District of New York (or in the state courts of New York County in New York if either (i) the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute or (ii) the designation of the United States District Court for the Southern District of New York as the exclusive forum for any particular dispute is, or becomes, invalid, illegal or unenforceable). Holders and Beneficial Owners agree that the provisions of this and the preceding paragraph shall survive such Holders' and Beneficial Owners' ownership of ADSs or interests therein.

EACH PARTY TO THIS DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER OF, AND/OR HOLDER OF INTERESTS IN, ADSS OR ADRS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF, BASED ON OR RELATING IN ANY WAY TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE ADSs OR THE ADRs, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY), INCLUDING, WITHOUT LIMITATION, ANY SUIT, ACTION, CLAIM OR PROCEEDING UNDER THE UNITED STATES FEDERAL SECURITIES LAWS. No provision of this Deposit Agreement or any ADR is intended to constitute a waiver or limitation of any rights that a Holder or any Beneficial Owner may have under the Securities Act or the Exchange Act, to the extent applicable.

The provisions of this paragraph (29) shall survive any termination of the Deposit Agreement, in whole or in part.

(ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ____________________ whose taxpayer identification number is _______________ and whose address including postal zip code is ____________, the within ADR and all rights thereunder, hereby irrevocably constituting and appointing _____________ attorney-in-fact to transfer said ADR on the books of the Depositary with full power of substitution in the premises.

Dated:	Name:
By:
Title:

NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this ADR.
__________________________
SIGNATURE GUARANTEED
All endorsements or assignments of ADRs must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association, Inc.

Legends

[The ADRs issued in respect of Partial Entitlement American Depositary Shares shall bear the following legend on the face of the ADR: "This ADR evidences ADSs representing 'partial entitlement' [type of shares] of Sony Group Corporation and as such do not entitle the holders thereof to the same per-share entitlement as other [type of shares] Shares (which are 'full entitlement' [type of shares] Shares) issued and outstanding at such time. The ADSs represented by this ADR shall entitle holders to distributions and entitlements identical to other ADSs when the [type of shares] Shares represented by such ADSs become 'full entitlement' [type of shares] Shares."]

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